SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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AVANIR PHARMACEUTICALS

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11388 Sorrento Valley Road
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Thursday, March 17, 2005

      We will hold our annual meeting of shareholders at the Company’s Conference Center, located at 11404 Sorrento Valley Road, San Diego, California, on Thursday, March 17, 2005, at 10:00 a.m. local time for the following purposes:

1. To elect three Class I directors to serve a three-year term.

2. To approve the Company’s 2005 Equity Incentive Plan.

3. To renew the authority of the Board of Directors to effect a reverse stock split of our Class A common stock within one year at a specific ratio to be determined by the Board of Directors within a range from 1-for-2 to 1-for-5.

4. To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005.

5. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of our Class A common stock at the close of business on Friday, January 21, 2005, will be entitled to notice of and to vote at the meeting or any adjournment thereof. We cordially invite each of our shareholders to attend and vote at the meeting in person.

By Order of the Board of Directors,

Gregory P. Hanson, CMA
Secretary

San Diego, California

February 4, 2005

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. A MAJORITY OF THE SHARES MUST BE REPRESENTED AT THE MEETING, EITHER IN PERSON OR BY PROXY, TO CONSTITUTE A QUORUM. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU SEND IN YOUR PROXY.

i

11388 Sorrento Valley Road
San Diego, California 92121

PROXY STATEMENT FOR

2005 ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 17, 2005

GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avanir Pharmaceuticals (the “Company”) for use at the Company’s 2005 annual meeting of shareholders, to be held on Thursday, March 17, 2005, at 10:00 a.m. local time. The meeting will be held at the Company’s Conference Center, located at 11404 Sorrento Valley Road, San Diego, California. This proxy statement and the accompanying form of proxy will be mailed to our shareholders on or about February 4, 2005.

      In order for a proxy to be effective, it must be properly executed and received prior to the close of voting at the annual meeting or any adjournment thereof. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted FOR the proposals and nominees described in this proxy statement and at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

      We will provide copies of this proxy statement, notice of annual meeting and accompanying materials to brokerage firms, fiduciaries and custodians for forwarding to beneficial owners and will reimburse these persons for their costs of forwarding these materials. Our directors, officers and employees may also solicit proxies by telephone, facsimile, or personal solicitation, however, we will not pay additional compensation for any of these services. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our shareholders. If we retain a proxy solicitor, we expect that the costs of these services, exclusive of out-of-pocket costs, will not exceed $20,000.

Shares Outstanding and Voting Rights

      Only holders of record of our Class A common stock at the close of business on January 21, 2005 (the “record date”), are entitled to notice of and to vote at the annual meeting. On the record date, 97,722,585 shares of Class A common stock were issued and outstanding. Each share of Class A common stock is entitled to one vote on all matters to be voted upon at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares on the record date will constitute a quorum for the transaction of business at the annual meeting and any adjournment thereof.

      Persons who hold shares of Avanir directly on the record date (“record holders”) must return the enclosed proxy card or attend the annual meeting in person in order to vote on the proposals. Persons who hold shares of Avanir indirectly on the record date through a brokerage firm, bank or other financial institution (“beneficial holders”) must return the enclosed voting instruction form to have their shares voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial holders may vote these shares on behalf of the beneficial holders or may return a proxy leaving these shares unvoted (a “broker non-vote”).

      Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast on a given proposal. Because directors are elected by plurality, abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on its outcome. Proposals No. 2 and 4 must be approved by a majority of the shares cast on that proposal, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. As a result, abstentions and broker non-votes on these proposals will generally have no effect, unless an insufficient number of shares are voted to satisfy the majority-of-a-quorum requirement. Proposal No. 3 must be approved by a majority of the outstanding shares of Class A common stock. As a result, abstentions and broker non-votes have the same effect as a vote against this proposal. We encourage you to vote by returning your proxy or voting instruction form. This ensures that your shares will be voted at the meeting and reduces the likelihood that the Company will be forced to incur additional expenses soliciting proxies for the annual meeting.

      Any record holder may attend the annual meeting in person and may revoke the enclosed proxy at any time by:

•	executing and delivering to the corporate secretary a later-dated proxy;

•	delivering a written revocation to the corporate secretary before the meeting; or

•	voting in person at the annual meeting.

      Beneficial holders who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution for information on how to do so. Beneficial holders who wish to attend the annual meeting and vote in person should contact their brokerage firm, bank or other financial institution holding shares of Avanir on their behalf in order to obtain a “legal proxy”, which will allow them to vote in person at the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      The Board of Directors has fixed the current number of directors at nine. The bylaws of the Company provide that the Board of Directors be divided into three classes as nearly equal in number as reasonably possible, with directors in each class serving three-year terms. Currently, the Class I directors (whose terms will expire at the annual meeting) are Stephen G. Austin, CPA, James B. Glavin and Susan Golding. The Class II directors (whose terms expire at the annual meeting of shareholders in 2006) are Charles A. Mathews, Harold F. Oberkfell and Jonathan T. Silverstein, J.D. The Class III directors (whose terms expire at the annual meeting of shareholders in 2007) are Dennis J. Carlo, Ph.D., Kenneth E. Olson and Gerald J. Yakatan, Ph.D.

      Three Class I directors will be elected at the 2005 annual meeting. The Company’s Class I nominees are listed below. Class I directors elected at the annual meeting will hold office until the 2008 annual meeting of shareholders and until their successors are elected and qualified, unless they resign or their seats become vacant due to death, removal, or other cause in accordance with the bylaws of the Company.

      All nominees have indicated their willingness to serve if elected. Should any nominee become unavailable for election at the annual meeting, the persons named on the enclosed proxy may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board. Alternatively, the Board may, in its discretion, reduce the size of the Board rather than nominate a substitute.

Nomination of Directors

      The Corporate Governance Committee, which acts as the Company’s nominating committee, reviews and recommends to the Board potential nominees for election to the Board. In reviewing potential nominees, the Corporate Governance Committee considers the qualifications of each potential nominee in light of the Board’s existing and desired mix of experience and expertise. Specifically, the Corporate Governance Committee considers each potential nominee’s scientific and business experience, skills and characteristics, wisdom, integrity, ability to make independent analytical inquiries, understanding of the Company’s business and prospects, and willingness to devote adequate time to Board duties, as well as the criteria set forth in the Company’s Corporate Governance Guidelines, a copy of which is available on the Company’s website at www.avanir.com. These guidelines set forth the minimum qualifications and skills considered by the Corporate Governance Committee in reviewing and recommending director nominees. The Corporate Governance Committee then presents its recommendations to the Board, which selects the final director nominees; all members of the Board, other than Dr. Yakatan, are independent under applicable rules and regulations. Of the Class I nominees identified below, one nominee is an incumbent director and two nominees were initially recommended to the Corporate Governance Committee by a non-management director. The Company did not pay any fees to any third parties to identify or assist in identifying or evaluating nominees for the annual meeting.

      The Corporate Governance Committee considers shareholder nominees using the same criteria set forth above. Shareholders who wish to present a potential nominee to the Corporate Governance Committee for consideration for election at a future annual meeting of shareholders must provide the Corporate Governance Committee with certain information regarding the candidate within the time periods set forth below under the caption “Shareholder Proposals.”

Class I Nominees

      The following persons have been nominated by the Company to be elected as Class I directors at the 2005 annual meeting. The table below sets forth the name, age, principal occupation and other directorships held by these persons.

	Director	Current
Name, Age, Business Experience and Directorships	Since	Term Ends

Stephen G. Austin, CPA, age 52 Partner, Swenson Advisors, LLP	2003	2005
Mr. Austin has been a Partner in Swenson Advisors, LLP, an accounting and consulting firm, since May 1998. Prior to joining Swenson Advisors, Mr. Austin accumulated over 22 years of experience as an audit partner with Price Waterhouse LLP and with McGladrey & Pullen, LLP, serving both public and private companies. While at Price Waterhouse, Mr. Austin worked in the national office in New York, where he addressed complex accounting and reporting issues for publicly traded companies and worked with various members of the FASB and EITF staffs. Mr. Austin is licensed as a CPA in California and Georgia. He serves as a board member or advisory board member for various not-for-profit foundations, associations and public service organizations in the United States and serves as the Global Chairman of the Executive Committee of Integra International, an international federation of accounting firms. In 2004, Mr. Austin published a book on business ethics entitled, “Rise of the New Ethics Class” and also served at the request of the Mayor of San Diego on that city’s Pension Reform Committee.

Dennis Podlesak, age 47 President and Chief Executive Officer, Peninsula Pharmaceuticals, Inc.	—	—
Mr. Podlesak has served as President and Chief Executive Officer of Peninsula Pharmaceuticals, a biopharmaceutical company focused on infectious diseases since August 2004. Prior to that, Mr. Podlesak served as Senior Vice President and Head of a North American Business Unit at Novartis AG and as a member of Novartis’ Pharmaceutical Executive Committee and Global Leadership Team. Mr. Podlesak served in that capacity from February 2003 until August 2004, when that business unit was merged into another unit for strategic reasons. From July 1998 to October 2002, Mr. Podlesak served as Vice President and head of the CEC division of Allergan, Inc. and as member of Allergan’s North American and Global Management Team. Mr. Podlesak spent the first ten years of his career with SmithKline Beecham (now GlaxoSmithKline plc), where he served in various capacities. He serves on the board of directors for Prevent Blindness, a non-profit organization focused on preventable blindness, particularly in children. Mr. Podlesak holds a B.A. degree in Business Administration from Western Illinois University and an M.B.A. degree from Pepperdine University.

	Director	Current
Name, Age, Business Experience and Directorships	Since	Term Ends

Paul G. Thomas, age 49 President, Chief Executive Officer and Chairman, LifeCell Corp.	—	—
Mr. Thomas has served as Director, President and Chief Executive Officer of LifeCell Corp. since October 1998 and as Chairman of the LifeCell Board of Directors since June 1999. Prior to joining LifeCell, Mr. Thomas was President of the Pharmaceutical Products Division of Ohmeda Inc., a world leader in inhalation anesthetics and acute care pharmaceuticals. Mr. Thomas received his M.B.A. degree with an emphasis in Marketing and Finance from Columbia University Graduate School of Business and completed his postgraduate studies in Chemistry at the University of Georgia Graduate School of Arts and Science. He received his B.S. degree cum laude in Chemistry from St. Michael’s College in Vermont.

Class II Directors continuing in office until 2006

      The following table sets forth the name, age and principal occupation for the persons indicated and other directorships of the Class II members of the Board of Directors.

	Director	Current
Name, Age, Business Experience and Directorships	Since	Term Ends

Jonathan T. Silverstein, J.D., age 37 General Partner, OrbiMed Advisors LLC	2004	2006
Mr. Silverstein is a General Partner at OrbiMed Advisors LLC, the world’s largest fully dedicated healthcare fund manager. Prior to joining OrbiMed in 1998, Mr. Silverstein was the Director of Life Sciences at Sumitomo Bank, Limited, where he was in charge of strategic alliances and mergers and acquisitions in the biotechnology sector. Mr. Silverstein holds a B.A. degree in Economics from Denison University and J.D. and M.B.A. degrees from the University of San Diego. Currently, he is a director of Given Imaging, Ltd. and DOV Pharmaceuticals and several private companies.

Charles A. Mathews, age 66 Private investor	2001	2006
Mr. Mathews is an active private investor, most recently having served as the past president of the San Diego Tech Coast Angels, part of an affiliation of over 200 accredited “angel” investors active in the life science and technology industries. From April 2002 until January 2004, Mr. Mathews served as the President and Chief Executive Officer of DermTech International, a privately held contract research organization focused on dermal and transdermal drugs. From 1996 to April 2002, Mr. Mathews was an independent management consultant, providing CEO-level consulting services to various public and private companies. He continues to serve as a director for several privately held companies. During his career, Mr. Mathews has held general management responsibilities for companies operating in nine countries on three continents, and has served on boards of directors of over twenty companies in seven countries. Mr. Mathews is actively involved in community service and is a member of the Chairmen’s Round Table of San Diego. He was recognized as the 2003 Director of the Year for Corporate Governance by the Corporate Directors Forum, San Diego.

	Director	Current
Name, Age, Business Experience and Directorships	Since	Term Ends

Harold F. Oberkfell, age 58 Retired, former Vice President, Warner Lambert	2001	2006
Mr. Oberkfell spent 32 years of his career as an executive with Warner Lambert Co., retiring in June 2000. Mr. Oberkfell was Vice President and Knowledge Management Officer of Warner Lambert from August 1998 to June 2000, and President of the company’s Latin America/Asia sector from September 1994 to August 1998. Prior to that, he held positions at the Parke-Davis division of Warner Lambert, including President of Parke-Davis North America and Vice President of Marketing and Sales. His past affiliations include the National Pharmaceutical Council Board of Directors, the Advisory Committee for Rutgers University Business School, the University of Medicine and Dentistry of New Jersey Foundation Board of Trustees, and the Biomedical Services Committee of the American Red Cross Board of Governors.

Class III Directors continuing in office until 2007

      The following table sets forth the name, age and principal occupation for the persons indicated and other directorships of the Class III members of the Board of Directors.

	Director	Current
Name, Age, Business Experience and Directorships	Since	Term Ends

Dennis J. Carlo, Ph.D., age 61 President, Telos Pharmaceuticals, LLC	1998	2007
Dr. Carlo is currently President of Telos Pharmaceuticals LLC, and President of ValeocyTe Therapies, LLC. Dr. Carlo was a co-founder of The Immune Response Corporation, a publicly held biotechnology firm, and served as Chief Scientific Officer and Chief Operating Officer from 1987 to 1994. He was President and Chief Executive Officer of Immune Response from 1994 to 2002. From 1982 to 1987, Dr. Carlo served as Vice President of Research and Development and Therapeutic Manufacturing at Hybritech, Inc., a privately held biotechnology company acquired in 1986 by Eli Lilly & Co. From 1971 to 1981, he held various positions at Merck & Co., Inc. Dr. Carlo has over 225 scientific publications and was named 1991 Entrepreneur of the Year.

Kenneth E. Olson, age 68 Retired, former Chairman and Chief Executive Officer, Proxima Corporation	1988	2007
Mr. Olson served as Chairman of the Board of Directors from 1984 to 1998, and as Chief Executive Officer from 1990 to 1996 and from March 1997 to June 1998 of Proxima Corporation, a supplier of digital imaging systems. Mr. Olson is currently a member of the Board of Directors of WD-40 Company and Digirad Corporation.

Gerald J. Yakatan, Ph.D., age 62 President and Chief Executive Officer of Avanir Pharmaceuticals	1998	2007
Dr. Yakatan has served as President and Chief Executive Officer of the Company since March 1998 and as Vice President of Drug Development from July 1995 to March 1998. Dr. Yakatan has extensive executive management experience in the pharmaceutical industry. In 1996, he founded IriSys Research & Development, LLC, a privately held company where he served as President and Chief Executive Officer until 1998 and where he continues to serve as Chairman. Dr. Yakatan founded Tanabe Research Laboratories, USA, Inc. in 1990 and served as President and Chief Executive Officer until 1995. Earlier in his career, he held various executive positions at Warner-Lambert Co./Parke-Davis, including Vice President of Worldwide Product Development and member of the Parke-Davis pharmaceutical research management team and executive committee, where he had significant exposure to all stages of research and development and the sales and marketing processes.

Vote Required

      The three nominees who receive the greatest number of affirmative votes of the shares present in person or by proxy will be elected as Class I directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not affect the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes cast. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all the nominees named in this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE NOMINEES LISTED ABOVE.

PROPOSAL NO. 2

APPROVAL OF 2005 EQUITY INCENTIVE PLAN

      At the annual meeting, the shareholders of the Company will be asked to approve the adoption of the 2005 Equity Incentive Plan (the “2005 Plan”). The 2005 Plan was adopted by the Board in January 2005 and will become effective only after approval of the shareholders at the annual meeting.

      The Board approved the 2005 Plan because it believes that the Company needs additional shares available for issuance as equity-based compensation, particularly if the Company elects to directly promote or co-promote Neurodex (if approved by the FDA for marketing), in which case the Company expects to hire additional sales and marketing personnel. As of the record date, the Company had 44,656 shares available for future issuance under existing shareholder-approved plans and 2,290,000 shares available for issuance under our 2003 Equity Incentive Plan. Additionally, the Board adopted the 2005 Plan because it allows for various types of equity-based awards, such as restricted stock, restricted stock units, stock appreciation rights and cash awards, that are not provided for under the company’s existing shareholder-approved equity compensation plans. Recent changes in the accounting treatment for stock options are expected to make the use of these additional types of awards more attractive in the future.

Summary of the 2005 Equity Incentive Plan

      A copy of the 2005 Plan is attached to this Proxy Statement as Annex A. The following description of the 2005 Plan is a summary and is qualified by reference to the complete text of the 2005 Plan.

General

      The purpose of this 2005 Plan is to retain and motivate our executives, other employees and directors while at the same time aligning their interests with those of the our shareholders. Stock options, stock appreciation rights, stock awards (including restricted stock units) and cash awards may be granted under the 2005 Plan (each, an “award”). Options granted under the 2005 Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-statutory stock options.

      Shares Reserved for Issuance. The 2005 Plan has 2 million shares of Class A common stock initially reserved for issuance. The share reserve may be increased annually each October 1 over the 2005 Plan’s ten-year term in an amount equal to the least of: (i) 1.3 million shares, (ii) 1% of our then-outstanding Class A common stock, or (iii) such lesser amount determined by the Board. Accordingly, the maximum number of shares of Class A common stock that could potentially be issued under the 2005 Plan over its planned ten-year life ranges from 2 million to 15 million.

      Effect of Reverse Stock Split. If the Board effects a reverse stock split, as further described in Proposal No. 3, the number of shares reserved for issuance and the maximum number of shares issuable under the 2005 Plan will be decreased proportionately.

      Administration. The Compensation Committee of the Board will generally administer the 2005 Plan. The Compensation Committee may delegate to the Chief Executive Officer the authority to grant awards to non-executive level employees in accordance with guidelines established by the Board (as applicable, the “Administrator”).

      Eligibility. Non-statutory stock options, stock appreciation rights, stock awards and cash awards may be granted under the 2005 Plan to employees, directors and consultants of the Company, its affiliates and subsidiaries. Incentive stock options may be granted only to employees of the Company or its subsidiaries. The Administrator, in its discretion, approves awards to be granted under the 2005 Plan. The Company intends the 2005 Plan to be a broad-based employee plan. As of the record date, the Company had approximately 61 employees and eight non-employee directors who would be eligible to participate in the 2005 Plan. The number of eligible employees and consultants could increase substantially, however, in the coming years if the Company decides to market Neurodex with its own sales force or with a contract sales organization, assuming Neurodex is approved by the FDA for marketing.

      Termination of Awards. Generally, if an awardee’s services to the Company as an employee or consultant terminates other than for death, disability or for “cause,” vested awards will remain exercisable for a period of three months following the awardee’s termination. Unless otherwise provided for by the Administrator in the award agreement, if an awardee dies or becomes totally and permanently disabled while an employee or consultant, the awardee’s vested awards shall be exercisable until the earlier of one year following the awardee’s death or disability or the expiration of the term of such award. Certain awards granted to non-employee directors under the 2005 Plan will remain exercisable for one year following the director’s termination of service or death or disability.

      Nontransferability of Awards. Unless otherwise determined by the Administrator, awards granted under the 2005 Plan are not transferable other than by will, domestic relations order, or the laws of descent and distribution.

Stock Options

      Exercise Price. The Administrator determines the exercise price of options at the time the options are granted; provided, however, that the exercise price of all options granted under the 2005 Plan may not be less than 100% of the fair market value of our Class A common stock on the date of grant. The exercise price of an incentive stock option granted to a ten-percent shareholder may not be less than 110% of the fair market value of our common stock on the date of such option. The fair market value of our common stock is generally the closing sales price as quoted on The American Stock Exchange (“AMEX”).

      Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable and the means of payment for shares issued on exercise of an option. The 2005 Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), broker-assisted same-day sale or on a “net” basis, after accounting for the intrinsic value of the option.

      Term of Option. The term of an option may not exceed ten years from the date of grant. The term of an incentive stock option granted to a ten-percent holder may not exceed five years from the date of grant. No option may be exercised after the expiration of its term.

Stock Appreciation Rights

      The Administrator may grant stock appreciation rights, which entitle the recipient to receive shares of our Class A common stock with a value equal to the excess of the fair market value of a fixed number of shares covered by the exercised portion of the stock appreciation award on the date of exercise over the fair market value of such shares on the date of the grant. The grant or vesting of a stock appreciation right may be made contingent on the achievement of performance conditions established by the Administrator, which may include, but are not limited to, net sales, net sales growth, net income, net income growth, dollar value of licensing arrangements, completion of clinical trials, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, each with respect to the Company and/or an individual business unit (“Performance Goals”).

Stock Awards

      The Administrator may grant stock awards in its discretion. The purchase price of a restricted stock award, if any, will be determined by the Administrator and set forth in the award agreement. The grant or vesting of a stock award may be made contingent on achievement of Performance Goals established by the Administrator. The total number of shares available for grant as stock awards under the 2005 Plan is limited to 15% of the number of shares then reserved for issuance under the Plan.

Cash Awards

      The Administrator may grant cash awards under the 2005 Plan, which entitles recipients to cash payments on satisfaction of specific goals described in the award, including upon the achievement of Performance Goals. The Administrator determines the terms, conditions and restrictions related to cash awards.

Right of Repurchase

      If a stock option or stock award may be exercised before being fully vested, so-called “reverse vesting,” the Company will have the right, during the seven months after the termination of an awardee, to repurchase any or all of the award shares that were unvested as of the date of that termination.

Adjustments on Changes in Capitalization, Merger or Change in Control

      Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, spin-off, extraordinary cash or other property dividend or similar change to the Company’s capital structure, appropriate increasing and decreasing adjustments will be made to:

•	the number and type of awards that may be granted under the 2005 Plan;

•	the number and type of options that may be granted to any individual under the 2005 Plan;

•	the terms of any stock appreciation award;

•	the purchase price of any stock award;

•	the option price and number and class of securities issuable under each outstanding option;

•	the repurchase price of any securities that are subject to repurchase rights.

      The Board will make any such adjustments in its absolute discretion and any such decision will be final, binding and conclusive.

      Merger or Change in Control. Generally, outstanding awards under the 2005 Plan may be assumed, converted, replaced or substituted if any of the following corporate transactions occur (each, a “Fundamental Transaction”):

•	a merger or consolidation in which the Company is not the surviving corporation;

•	a merger in which the Company is the surviving corporation, but after which the Company’s shareholders immediately prior to such merger cease to own their shares or other equity interest in the Company;

•	the sale of all or substantially all of the Company’s assets; or

•	the acquisition, sale, or transfer of more than 50% of the Company’s outstanding shares by tender offer or similar transaction.

      In the event the successor corporation (if any) does not assume or substitute outstanding awards in connection with a Fundamental Transaction, the vesting with respect to such awards will accelerate so that the awards may be exercised before the closing of the Fundamental Transaction but then terminate. The Compensation Committee may also, in its sole discretion, elect to accelerate the vesting of any or all outstanding awards prior to the closing of any Fundamental Transaction, even if the successor corporation will assume such awards or provide for substitute awards. The vesting of certain options granted to non-employee directors will automatically accelerate immediately prior to any Fundamental Transaction, but then terminate upon the Fundamental Transaction to the extent not exercised by the non-employee director or assumed by the successor corporation. If the successor corporation assumes outstanding awards (or issues replacement awards) and the award holder is terminated without cause within 12 months following the change in control, then the vesting of awards then held by that person will automatically accelerate.

      In addition, the Board may also specify that certain other transactions or events constitute a “change in control” or “divestiture” and, in these cases, may take any one or more of the actions described above for a Fundamental Transaction and may also extend the exercise date of any award (but not beyond the original expiration date). The Board need not adopt the same rules for each award under the 2005 Plan or for each holder of an outstanding award.

      In the event of a proposed dissolution or liquidation of the Company, the Board may cause awards to be fully vested and exercisable (but not after their expiration date) before the dissolution is completed, but contingent on its completion.

Amendment and Termination of the 2005 Plan

      The Board may amend, alter, suspend or terminate the 2005 Plan, or any part thereof, at any time and for any reason. However, the Company must obtain shareholder approval for any amendment to the 2005 Plan to the extent necessary to comply with applicable laws or securities exchange regulations. Generally, no such action by the Board or shareholders may alter or impair any award previously granted under the 2005 Plan without the written consent of the awardee and the Board may not make any material amendments or modifications to the 2005 Plan without the prior consent of the shareholders. The 2005 Plan will terminate on January 8, 2015, unless terminated earlier by the Board.

Repricing of Awards

      The 2005 Plan provides that awards may not be repriced, replaced or regranted through cancellation or modification without shareholder approval.

Federal Income Tax Consequences Under the 2005 Plan

THE FOLLOWING IS A GENERAL SUMMARY OF THE TYPICAL FEDERAL INCOME TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS, STOCK APPRECIATION RIGHTS OR AWARDS OF RESTRICTED STOCK UNDER THE PLAN. IT DOES NOT DESCRIBE STATE OR OTHER TAX CONSEQUENCES OF THE ISSUANCE AND EXERCISE OF OPTIONS OR OF GRANT OF RESTRICTED STOCK.

      Stock Awards. A recipient of a stock award has taxable income in the amount equal to the excess of the fair market value of the stock on the date it “vests” over any consideration paid for the common stock (the “spread”). Stock vests either when (i) it is no longer subject to a “substantial risk of forfeiture” (such as a bona fide right of repurchase in favor of the Company upon cessation of employment) or (ii) the recipient has made an election under Section 83(b) of the Code. The taxable income constitutes wages subject to income and employment tax withholding, and the Company receives a corresponding income tax deduction. The recipient will have a basis in his or her shares equal to the value of the shares on the date they vest, and the holding period for the shares will date from vesting. In general, a sale of the shares will produce capital gain or loss which will be long term or short term depending on the period of time included in the recipient’s holding period, except that a recipient who makes a Section 83(b) election will not be entitled to any loss should the shares subsequently be forfeited back to the Company.

      Options. The grant of an option has no federal income tax effect on the optionee. Upon exercise of the option, unless the option was qualified as an incentive stock option as discussed below, the optionee is treated in the same manner as a recipient of a stock award.

      Incentive Stock Options. Like other options, the recipient of an “incentive stock option” does not recognize any income on the grant of the option. Unlike other transferees of shares, however, the optionee does not recognize income for “regular” tax purposes at the time the option is exercised. If the optionee does not dispose of the incentive stock option shares until at least one year after the date the incentive stock option was exercised and two years after the date the incentive stock option was granted, the only gain or loss the optionee will recognize for regular tax purposes will be the long-term capital gain or loss on the sale of the shares. However, any shares sold or otherwise disposed of before both of the holding period requirements have been met (a “disqualifying disposition”), will result in the gain being treated as ordinary income in an amount up to the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”). Any additional gain will be treated as capital gain or loss and as long-term or short-term depending on the holding period for the stock.

      In addition to the regular tax consequences discussed above, the exercise of an incentive stock option can have material alternative minimum tax consequences. In general, the transfer of the shares pursuant to the incentive stock option will create alternative minimum taxable income in the same way that the exercise of other options would create regular taxable income. As a result, the exercise of an incentive stock option can result in substantial alternative minimum tax. The Company is not entitled to a federal income tax deduction in connection with incentive stock options, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

      In the case of both incentive stock options and non-statutory options, special federal income tax rules apply if an optionee uses shares of our Class A common stock to pay all or part of the option price.

      Stock Appreciation Rights. Upon the grant of a stock appreciation right, the recipient will not recognize ordinary income. However, upon the exercise of a stock appreciation right, the recipient will, in general, recognize ordinary income in an amount equal to the value of the shares distributed to the recipient. Such income will be treated as wages subject to income and employment tax withholding. The Company will have a deduction equal to the income to the recipient.

      Limitation on Deduction of Certain Compensation. Section 162(m) of the Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation that is not considered performance-based under the Section 162(m) rules. The 2005 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under that plan will qualify as performance-based compensation that will not be subject to the $1 million limitation. Although certain other awards that may be granted under the 2005 Plan may not be considered “performance-based” under the Section 162(m) definition, the Company and the Compensation Committee will attempt to ensure that any awards under the 2005 Plan will qualify for deduction.

New Plan Benefits

      No awards will be granted under the 2005 Plan prior to its approval by our shareholders. Except as set forth below, awards under the 2005 Plan will be granted at the discretion of the Administrator, and accordingly, are not yet determinable. Benefits under the 2005 Plan will depend on a number of factors, including the fair market value of our common stock on future dates, our actual performance against performance goals established with respect to performance awards and decisions made by the participants.

      Newly elected non-employee directors will receive a one-time option grant under the 2005 Plan to purchase 25,000 shares of Class A common stock at a price equal to the fair market value of our common stock on the date of grant. These option awards will vest and become exercisable with respect to one-third of the underlying shares on the first anniversary of the date of grant, and then with respect to one-twelfth of the underlying shares quarterly thereafter.

      Non-employee directors who have served on the Board for at least six months will be awarded an annual option grant under the 2005 Plan immediately following each annual meeting of shareholders. This option, which will be fully vested and exercisable as of the date of grant, will entitle the non-employee director to purchase 10,000 shares of common stock at a price equal to the fair market value of our common stock on the date of grant.

Required Vote

      Approval of the adoption of the 2005 Plan requires the affirmative vote of a majority of the shares of the Company’s Class A common stock voting in person or by proxy on such proposal at the annual meeting, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. While abstentions and broker non-votes are not counted as votes for or against this proposal, they may have the effect of preventing approval if fewer than half of the shares required to constitute a quorum vote in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

PROPOSAL NO. 3

APPROVAL OF REVERSE STOCK SPLIT

      The Board of Directors has recommended that the shareholders renew the authority of the Board to amend the Company’s Articles of Incorporation to effect a reverse stock split of the outstanding Class A common stock at a specific ratio, ranging from 1-for-2 shares to 1-for-5 shares, to be determined by the Board of Directors. The shareholders of the Company approved a similar proposal at our 2004 Annual Meeting of Shareholders and the Board’s authority to effect a reverse stock split under that proposal will expire March 17, 2005. The Board has not necessarily determined that it will effect a reverse stock split if this proposal is approved but, for the reasons discussed below, the Board recommends that the shareholders vote in favor of this proposal.

      If our shareholders approve this proposal, the Board of Directors will have the sole discretion to elect, within twelve months from the annual meeting and as it determines to be in the best interests of the Company, whether or not to effect the reverse stock split, and if so, the specific ratio to be used within this range and the exact timing of the reverse stock split. If the Board were to effect a reverse stock split, a number of shares of outstanding Class A common stock, ranging from 2 shares to 5 shares will be automatically converted into one share of Class A common stock, and the market price of our common stock should increase proportionately. As of December 31, 2004, the Company had outstanding approximately 97.7 million shares of Class A common stock and our closing stock price on AMEX on that date was $3.41 per share.

      In deciding whether to implement the reverse stock split, and the ratio to be used, the Board of Directors will consider, among other things, (i) the market price of the Company’s common stock at such time, (ii) the number of shares that will be outstanding after the split, (iii) the shareholders’ equity at such time, (iv) the shares of Class A common stock available for issuance in the future, and (v) the nature of the Company’s operations. The reverse stock split would only become effective upon filing a Certificate of Amendment to the Company’s Articles of Incorporation (the “Certificate of Amendment”). The form of Certificate of Amendment to effect the reverse stock split is attached to this Proxy Statement as Annex C and the following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Purposes of the Reverse Stock Split

      The Board believes that if Neurodex is ultimately approved for sale by the FDA and the Company proceeds to market or co-promote the drug directly, the Company’s outstanding shares may need to be reduced to (i) enable the Company to raise a significant amount of funds to finance these efforts, (ii) attract the type of financial institutions that can invest such amounts, and (iii) better match the number of shares outstanding with the size of the Company in terms of market capitalization, shareholders’ equity, operations and potential earnings.

      The Board further believes that an increased stock price may encourage investor interest and improve the marketability of our Class A common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board of Directors believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the marketability and liquidity of the Class A common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our Class A common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Additionally, a higher share price may give the Company the added flexibility to list its shares on a different stock exchange or quotation service, although the Company has no current plans to do so.

      The Board of Directors believes that shareholder approval of a range of exchange ratios (rather than a fixed exchange ratio) provides the Company with the flexibility to achieve the desired results of the reverse stock split. If the shareholders approve this proposal, the Board of Directors would effect a reverse stock split only upon the Board’s determination that a reverse stock split would be in the best interests of the Company at that time. If the Board were to effect a reverse stock split, the Board would set the timing for such a split and select the specific ratio within the range set forth herein. No further action on the part of shareholders will be required to either implement or abandon the reverse stock split. If shareholders approve the proposal, and the Board of Directors determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the reverse split, additional details regarding the reverse split, including the specific ratio the board selects. If the Board of Directors does not implement the reverse stock split within 12 months from the annual meeting, the authority granted in this proposal to implement the reverse stock split will terminate.

      The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines, in its sole discretion, that this proposal is no longer in the best interests of the Company.

Potential Risks of the Reverse Stock Split

      If the Board effects a reverse stock split, there can be no assurance that the price of the Class A common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. For example, based on the closing price on AMEX of our Class A common stock on December 31, 2004 of $3.41 per share, if the Board of Directors decided to implement a reverse stock split at a ratio of 1-for-2, there can be no assurance that the post-split market price of our Class A common stock would be $6.82 or greater. Accordingly, the total market capitalization of our Class A common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

      Additionally, the liquidity of our Class A common stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split. Although the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in our Class A common stock.

Principal Effects of a Reverse Stock Split

      If the Board effects a reverse stock split, our outstanding shares of Class A common stock will be reduced by the split ratio and the market price of our common stock on AMEX should increase proportionately. Similarly, the number of shares that may be acquired upon the exercise of our outstanding options and warrants will be decreased and the exercise price under these options and warrants will increase proportionately, in each case as described below.

Common Stock

      Our Class A common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. No reverse stock split within the range of ratios proposed will affect the registration of our Class A common stock under the Exchange Act. If the reverse stock split is implemented, our Class A common stock will continue to be listed on AMEX under the symbol “AVN,” although we expect that AMEX would temporarily append an additional letter to our trading symbol after the reverse stock split to provide shareholders with notice of the action.

      After the effective date of the reverse stock split, each shareholder will own fewer shares of our Class A common stock. However, the reverse stock split will affect all of our shareholders uniformly and will not affect any shareholder’s percentage ownership interests in us, except to the extent that the reverse stock split results in any of our shareholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our Class A common stock will not be affected by the reverse stock split other than as a result of the payment of cash in lieu of fractional shares. A reverse stock split is likely to result in some shareholders owning “odd-lots” of fewer than 100 shares of Class A common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

      The reverse stock split would not change the number of authorized shares of Class A common stock designated by our Articles of Incorporation. Currently, we have authorized 200 million shares of Class A common stock. Thus, because the number of issued and outstanding shares of Class A common stock would decrease, the number of shares remaining available for issuance under our Articles of Incorporation would increase. These additional shares of Class A common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into or exercisable for Class A common stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise and to take advantage of attractive opportunities. If we issue additional shares for any of these purposes, the ownership interest of our current shareholders would be diluted in the same manner as would result in any other share issuance. Although we continually examine potential acquisitions of companies or assets or other attractive opportunities, there are no current plans or arrangements to issue any additional shares of our Class A common stock for such purposes.

      This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of Class A common stock that would become available for issuance if a reverse stock split is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control. The Board of Directors is not aware of any pending takeover or other transactions that would result in a change in control of the Company, and the proposal was not adopted in response to any such proposals.

      The following table depicts, by way of example, the potential effects of the reverse stock split, assuming certain exchange ratios within the 1-for-2 to 1-for-5 range, upon the number of shares of Class A common stock outstanding, the number of shares of Class A common stock reserved for future issuance and the number of shares of Class A common stock that would be available for issuance after the reverse stock split at each given ratio. The numbers provided below are as of December 31, 2004, the end of our most recently completed fiscal quarter.

	Class A		Shares		Shares
	Common Stock		Reserved for		Available for
Reverse Stock Split	Outstanding		Issuance		Issuance

Before Split	97,704,586		13,954,453		88,340,961
1-for-2	48,852,293	(1)	6,977,227	(2)	144,170,481
1-for-3	32,568,195	(1)	4,651,484	(2)	162,780,320
1-for-4	24,426,147	(1)	3,488,613	(2)	172,085,240
1-for-5	19,540,917	(1)	2,790,891	(2)	177,668,192

(1)	Represents the total number of shares of Class A common stock outstanding after the reverse stock split, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares.

(2)	Represents the total number of shares reserved for issuance pursuant to outstanding options and warrants, but without giving effect to any changes resulting from the payment of cash in lieu of fractional shares and excluding shares potentially issuable under our 2005 Equity Incentive Plan described above under Proposal No. 2.

Options and Warrants

      All outstanding options and warrants to purchase shares of our Class A common stock, including those held by our officers and directors, would be adjusted as a result of any reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. For example, if an employee had an option under our 2000 Stock Option Plan to purchase 5,000 shares of Class A common stock at $3.00 per share, and if we effected a 1-for-2 reverse stock split, that option after the reverse stock split would represent the right to purchase 2,500 shares of Class A common stock at a price of $6.00 per share. Also, the number of shares reserved for issuance under our existing stock option and equity incentive plans, as well as under the proposed 2005 Equity Incentive Plan, would be reduced proportionally based on the ratio of the reverse stock split.

Rights Agreement

      The Company adopted a shareholder rights plan in March 1999 (the “Rights Plan”), whereby the Company declared a dividend distribution of one right (a “Right”) for each outstanding share of Class A common stock. Each share of Class A common stock outstanding at the time of the reverse stock split will have the same number of Rights associated with it as were associated with one share of Class A common stock immediately prior to the reverse stock split. However, ratable adjustments will be made to: (i) the deemed market price of the Series C Junior Participating preferred stock, (ii) the redemption price per Right and (iii) the “spread” used to calculate the consideration that may be issued in exchange for a Right. The foregoing summary is qualified in its entirety by the full text of the Rights Plan, a copy of which has been filed with the SEC and is available from the Company.

Fractional Shares

      No fractional shares of our Class A common stock will be issued as a result of the proposed reverse stock split. In lieu of issuing fractional shares, the Company may either (i) directly pay each shareholder who would otherwise be entitled to receive a fractional share an amount in cash equal to the closing stock price of our Class A common stock, as quoted on AMEX the day after the reverse stock split becomes effective, multiplied by the fractional share amount, or (ii) make arrangements with its transfer agent or exchange agent to aggregate all fractional shares otherwise issuable in the reverse stock split and sell these whole shares as soon as possible after the effective date of the reverse stock split at then prevailing market prices on the open market on behalf of those holders, and then pay each such holder his or her ratable portion of the sale proceeds.

Implementation and Exchange of Stock Certificates

      If our shareholders approve this proposal and our Board of Directors decides to effectuate a reverse stock split, we will file the Certificate of Amendment with the California Secretary of State. The reverse stock split will become effective at the time specified in the amendment, which we expect to be the next business day after the filing of the amendment, and which we refer to as the effective date.

      As of the effective date of the reverse stock split, each certificate representing shares of our Class A common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Class A common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the effective date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the effective date.

      The Company’s transfer agent, American Stock Transfer & Trust, is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities exercisable for the Company’s Class A common stock would be notified of the effectiveness of the reverse stock split. Shareholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Beneficial holders (persons who hold their shares in brokerage accounts or “street name”) would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a shareholder until such shareholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Matters

      Because the Class A common stock has no par value, the reverse stock split will not affect the stated capital on the Company’s balance sheet attributable to the Class A common stock. If the Company elects to pay the cost of fractional shares, instead of authorizing its transfer agent to accumulate fractional shares and sell the corresponding whole shares into the market for such purposes, such costs will be deducted from the common stock account on the balance sheet. The per share net income or loss and per share net book value of the Class A common stock will be increased as a result of the reverse stock split, because there will be fewer shares of Class A common stock outstanding. In addition, all per-share income and loss numbers for prior years will be restated to reflect the reverse stock split.

No Dissenters Rights

      In connection with the approval of the reverse stock split, shareholders of the Company will not have a right to dissent and obtain payment for their shares under California law or the Company’s Articles of Incorporation or bylaws.

Tax Consequences to Class A Common Shareholders

      The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the shareholders of the Company who are

United States holders at the effective time of the reverse stock split. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants or similar rights to purchase stock. Furthermore, no foreign, state or local tax considerations are addressed herein. For this purpose, a United States holder is a shareholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

      Other than with respect to any cash payments received in lieu of fractional shares discussed below, no gain or loss should be recognized by a shareholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a new share deemed to have been received) will be the same as the shareholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The shareholder’s holding period for the post-reverse stock split shares will include the period during which the shareholder held the pre-reverse stock split shares surrendered in the reverse stock split.

      A shareholder who receives cash in lieu of a fractional share that would otherwise be issued in the reverse stock split will be deemed for federal income tax purposes to have first received the fractional share, with a basis and holding period determined in accordance with the foregoing paragraph. The shareholder will then be deemed to have sold that fractional share to the Company for the cash actually received. The receipt of cash instead in the deemed sale of a fractional share will result in a taxable gain or loss equal to the difference between the amount of cash received and the holder’s adjusted federal income tax basis in the fractional share. Gain or loss will generally be a capital gain or loss. Capital gain of a non-corporate United States holder is generally taxed at a lower rate than other income where the property has a holding period of more than one year. Deduction of capital losses are subject to limitation.

Tax Consequences for the Company

      We should not recognize any gain or loss as a result of the reverse stock split.

Vote Required

      The affirmative vote of the holders of a majority of the Company’s outstanding Class A common stock is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

PROPOSAL NO. 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Our Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2005, and has further directed that we submit the selection of Deloitte & Touche LLP for ratification by our shareholders at the annual meeting. Although the Company is not required to submit the selection of independent registered public accountants for shareholder approval, if the shareholders do not ratify this selection, the Audit Committee will reconsider its selection of Deloitte & Touche LLP. Even if the selection is ratified, our Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of the Company.

      The Audit Committee reviews audit and non-audit services performed by Deloitte & Touche LLP, as well as the fees charged by Deloitte & Touche LLP for such services. In its review of non-audit service fees, the Audit Committee considers, among other things, the possible impact of the performance of such services on the auditor’s independence. The Audit Committee has determined that the non-audit services performed by Deloitte & Touche LLP in the fiscal year ended September 30, 2004 was compatible with maintaining the auditor’s independence. Additional information concerning the Audit Committee and its activities can be found in the following sections of this proxy statement: “Board Committees” and “Report of the Audit Committee.”

      Deloitte & Touche LLP has audited our financial statements annually since our inception. Its representatives are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees for Independent Auditors

      The following is a summary of the fees billed to the Company by Deloitte & Touche LLP for professional services rendered for the fiscal years ended September 30, 2003 and 2004:

Audit Fees:

	2003	2004

Consists of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the review of the interim financial statements included in the Company’s Quarterly Reports (together, the “Financial Statements”) and for services normally provided in connection with statutory and regulatory filings or engagements	$143,552	$211,164

Other Fees:

Audit-Related Fees
Consists of fees billed for assurance and related services reasonably related to the performance of the annual audit or review of the Financial Statements (defined above)	—	—
Tax Fees
Consists of fees billed for tax compliance, tax advice and tax planning	21,841	17,234
All Other Fees
Consists of fees billed for other products and services not described above	—	1,500

Total Other Fees	21,841	18,734

Total All Fees	$165,393	$229,898

      In making its recommendation to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005, the Audit Committee has determined that the non-audit services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. The Audit Committee or the Audit Committee Chairman reviews and pre-approves all audit and non-audit serves rendered by Deloitte & Touche LLP and all such services were pre-approved in fiscal 2004.

Vote Required

      Ratification of the selection of independent auditors requires the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposal, provided that the total votes cast in favor represents at least a majority of the quorum required for the meeting. While abstentions and broker non-votes are not counted as votes for or against this proposal, they may have the effect of preventing approval if fewer than half of the shares required to constitute a quorum vote in favor of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 4.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding Class A common stock as of December 23, 2004 by: (i) each of our directors, director nominees and named executive officers; (ii) all of our current executive officers and directors as a group; and (iii) each person or “group” of persons (as defined under Section 13(d)(3) of the Exchange Act) known by us to own beneficially 5% or more of the outstanding shares or voting power of our voting securities. The table is based upon information supplied by directors, nominees, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

		Stock Options
	Shares of Class A	and Warrants		Percent of
Name and Address of	Common Stock	Exercisable		Class A
Beneficial Owner(1)	Beneficially Owned	Within 60 days(2)	Total	Common Stock(3)

OrbiMed Capital LLC(4)	7,875,000	—	7,875,000	8.1%
767 Third Avenue, 30th Floor
New York, NY 10017
Directors and Named Executive Officers
Jonathan T. Silverstein, J.D.(4)	7,875,000	—	7,875,000	8.1
Gerald J. Yakatan, Ph.D.	78,600	1,501,926	1,580,526	1.6
Gregory P. Hanson, CMA	22,352	511,210	533,562	*
James E. Berg	49,000	460,462	509,462	*
J. David Hansen	65,000	418,462	483,462	*
Kenneth E. Olson	73,414	136,586	210,000	*
Jagadish Sircar, Ph.D.	44,902	143,385	188,287	*
Dennis J. Carlo, Ph.D.	10,000	153,417	163,417	*
James B. Glavin	30,000	120,000	150,000	*
Charles A. Mathews	17,500	50,000	67,500	*
Harold F. Oberkfell	15,000	50,000	65,000	*
Susan Golding	10,472	50,000	60,472	*
Steven G. Austin, CPA	10,000	22,068	32,068	*
Director Nominees
Dennis Podlesak	—	—	—	—
Paul G. Thomas	—	—	—	—
All executive officers and directors as a group (16 persons)	8,302,240	3,861,601	12,163,841	12.4%

*	Less than one percent

(1)	Unless otherwise indicated, the address for all persons shown is c/o Avanir Pharmaceuticals, 11388 Sorrento Valley Road, San Diego, California 92121.

(2)	Represents shares of Class A Class A common stock that can be acquired upon the exercise of stock options, warrants and other rights exercisable within 60 days from December 23, 2004.

(3)	Based upon 97,704,586 shares of Class A common stock outstanding as of December 23, 2004. The percentage ownership and voting power for each person (or all directors and executive officers as a group), is calculated by assuming the exercise of all stock options exercisable within 60 days from December 23, 2004 held by such person and the non-exercise and non-conversion of all other outstanding warrants, options and convertible securities.

(4)	Based on a Schedule 13D filed by Orbimed Advisors LLC on October 1, 2004 and on information provided to the Company. Jonathan T. Silverstein is a partner of OrbiMed Capital II LLC and OrbiMed Advisors LLC. OrbiMed Capital II LLC is the General Partner of Caduceus Private Investments II LP and Caduceus Private Investments II (QP) LP. OrbiMed Advisors LLC is a member of the Managing Member of UBS Juniper Crossover Fund L.L.C. OrbiMed Advisors LLC is also the investment advisor to the UBS Juniper Crossover Fund L.L.C. Caduceus Private Investments II LP owns 5,255,689 shares, Caduceus Private Investments II (QP) LP owns 1,967,838 shares and UNS Juniper Crossover Fund L.L.C. owns 651,473 shares of Avanir Pharmaceuticals. As a general partner of OrbiMed Capital II LLC and OrbiMed Advisors LLC, Mr. Silverstein may be deemed to have beneficial ownership of such shares; Mr. Silverstein disclaims beneficial ownership of such shares. Samuel D. Isaly, a natural person (“Islay”), owns a controlling interest in OrbiMed Advisors LLC and OrbiMed Capital II LLC. Isaly owns, pursuant to the terms of the limited liability company agreement of each of OrbiMed Advisors LLC and OrbiMed Capital II LLC, a controlling interest in the outstanding limited liability company interests of such entity. As a result, Isaly, OrbiMed Advisors LLC and OrbiMed Capital II LLC share power to direct the vote and to direct the disposition of such shares.

BOARD OF DIRECTORS AND COMMITTEES

      During fiscal 2004, our Board of Directors met twelve times. Each director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of which he or she was a member in our last fiscal year. During fiscal 2004, our Board of Directors had an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Executive Committee. All members of these committees, with the exception of the Executive Committee, are non-employee directors. In addition, all members of our Board of Directors attended the 2004 Annual Meeting of Shareholders. Although the Company has no formal policies regarding director attendance at annual meetings, it does expect all members of the Board of Directors to attend the 2005 Annual Meeting.

Board Committees

      Audit Committee. The Audit Committee is comprised of Mr. Austin (Chairman) and Messrs. Olson, Glavin and Mathews. The Audit Committee selects the Company’s independent auditors, approves their compensation, oversees and evaluates the performance of the independent auditors, oversees the accounting and financial reporting policies and internal control systems of the Company, reviews the Company’s interim and annual financial statements, independent auditor reports and management letters, and performs other duties, as specified in the Audit Committee Charter, a copy which is available on the Company’s website at www.avanir.com. The Audit Committee met five times in fiscal 2004. All members of the Audit Committee satisfy the current independence standards promulgated by AMEX and the SEC and the Board has determined that Mr. Austin is an “audit committee financial expert,” as the SEC has defined that term in Item 401 of Regulation S-K.

      Compensation Committee. The Compensation Committee is comprised of Mr. Oberkfell (Chairman), Messrs. Mathews and Glavin and Dr. Carlo. The Compensation Committee determines compensation levels for the Company’s executive officers and directors, oversees administration of the Company’s equity compensation plans, and performs other duties regarding compensation for employees and consultants as the Board may delegate from time to time. The Compensation Committee met four times in fiscal 2004. A copy of the Compensation Committee charter is available on the Company’s website at www.avanir.com. All members of the Compensation Committee satisfy the current AMEX independence standards.

      Corporate Governance Committee. The Corporate Governance Committee is comprised of Mr. Mathews (Chairman), Messrs. Oberkfell and Olson, Ms. Golding and Dr. Carlo. The Corporate Governance Committee oversees the Company’s Code of Conduct, develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and acts as the Company’s nominating committee by reviewing potential director nominees and recommending a slate of nominees to the Board. The Corporate Governance Committee met ten times in fiscal 2004. A copy of the

Corporate Governance Committee charter is attached to this Proxy Statement as Annex B. All members of the Corporate Governance Committee satisfy the current AMEX independence standards.

      Executive Committee. The Executive Committee is comprised of Dr. Yakatan (Chairman) and Messrs. Glavin, Oberkfell and Olson. Subject to certain exceptions, the Executive Committee is authorized to act on any matter that the Board may consider when the Board is not in session. The Executive Committee did not hold any meetings in fiscal 2004.

Corporate Governance

      Governance Principles. We believe that our Board of Directors and committees, led by a group of strong and independent directors, provide the necessary leadership, wisdom, and experience that the Company needs in making good business decisions. Our Code of Business Conduct and Ethics helps clarify the operating standards and ethics that we expect of all of our officers, directors and employees in making and implementing those decisions. Waivers of our Code of Business Conduct and Ethics may only be granted by the Board or the Corporate Governance Committee and will be publicly announced promptly in our SEC filings. In furthering our commitment to these principles, we invite you to review our Code of Business Conduct and Ethics and other corporate governance materials located on our website at www.avanir.com.

      Additionally, the Board and each of the three principal Board committees (Audit, Corporate Governance and Compensation), conduct an annual self-evaluation of their effectiveness. Through this self-evaluation process, we strive to continually improve our corporate governance structure and practices. We are proud of our corporate governance policies and proud of the recognition we recently received in this area from Institutional Shareholder Services, which scored Avanir 96 out of 100 on their Corporate Governance Quotient.

      Director Independence. We believe that the Company benefits from having a strong and independent Board of Directors. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. The Board has reviewed the independence of all directors under guidelines established by AMEX and considered all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has determined that all directors, other than Dr. Yakatan, who serves as our President and Chief Executive Officer, are independent.

Shareholder Communications

      Generally, shareholders who have questions or concerns regarding the Company should contact our Investor Relations department at (858) 622-5202. However, any shareholders who wish to address questions regarding the business or affairs of the Company directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board, Avanir Pharmaceuticals, 11388 Sorrento Valley Road, San Diego, California 92121.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Non-Employee Director Compensation

      During fiscal 2004, each non-employee director of the Company received $5,000 per quarter during the periods that he or she served as a director, except the Chairman who received $7,500 per quarter. Non-employee directors who serve on committees of the Board receive additional compensation for each committee meeting that they attend. The members of the Audit Committee of the Board are paid $1,500 for each committee meeting attended, except the Chair of the Committee who is paid $2,000 for each meeting attended. The members of all other committees of the Board are paid $750 for each committee meeting attended, except the Chair of each such Committee, who is paid $1,250 for each meeting attended.

Summary Compensation Table

      The following tables describe the compensation paid by the Company to our Chief Executive Officer and our four most highly compensated executive officers, other than the Chief Executive Officer, (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Company for the last three fiscal years.

				Long-Term
				Compensation
	Annual Compensation
				Securities	All Other
Name and	Fiscal			Underlying	Compensation*
Principal Position	Year	Salary	Bonus	Options(#)	($)

Gerald J. Yakatan, Ph.D.	2004	$449,566	$—	—	$3,390
President and Chief	2003	438,098	50,000	100,000	2,660
Executive Officer	2002	412,384	100,000	100,000	—
James E. Berg	2004	197,697	—	20,000	2,900
Vice President,	2003	195,298	25,000	50,000	2,600
Clinical Affairs and	2002	180,554	—	50,000	—
Product Development
J. David Hansen	2004	252,927	—	10,000	3,577
Senior Vice President,	2003	246,924	25,000	50,000	2,346
Corporate Development	2002	232,102	—	50,000	—
Gregory P. Hanson, CMA	2004	212,787	—	10,000	3,085
Vice President and	2003	208,553	25,000	50,000	2,531
Chief Financial Officer	2002	196,154	—	50,000	—
Jagadish Sircar, Ph.D.	2004	213,068	—	30,000	3,060
Vice President,	2003	205,755	25,000	60,000	2,540
Drug Discovery	2002	192,249	—	7,500	—

*	“All Other Compensation” consists of matching contributions made by the Company to each respective employee under the Company’s 401(k) Savings Plan.

Stock Option Grants in Fiscal 2004

      Set forth is a summary of all stock options granted in fiscal 2004 to the Named Executive Officers. The exercise price for each stock option equals the closing market price on the date of grant as reported on AMEX All options vest over three years, with one-third vesting on the first anniversary of the date of grant, and the remaining two-thirds vesting ratably during the next two years on a daily basis. In the event of a specified corporate transaction such as dissolution, merger, or other reorganization of the Company in which more than 50% of the Company’s stock is exchanged, the vesting of these stock option awards may accelerate. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually over the term of the option, and that the option is exercised and sold on the last day of its term at the appreciated stock price. These calculations are based on Securities and Exchange Commission requirements and may not represent future stock prices.

					Potential Realizable
					Value at Assumed
		Percent of Total	Weighted		Annual Rates
		Options	Average		of Appreciation
		Granted to	Exercise		for Option Terms
	Options	Employees in	Price	Expiration
Name	Granted(#)	Fiscal Year	($/SH)	Dates	5%	10%

Gerald J. Yakatan, Ph.D.	—	—	—	—	—	—
James E. Berg	20,000	10%	$1.78	4/06/2014	22,389	56,737
J. David Hansen	10,000	5%	1.78	4/06/2014	11,194	28,369
Gregory P. Hanson, CMA	10,000	5%	1.78	4/06/2014	11,194	28,369
Jagadish Sircar, Ph.D.	30,000	15%	1.78	4/06/2014	33,583	85,106

Aggregated Option Exercises in Fiscal 2004 and Fiscal Year-End Option Values

      Set forth is a summary of all stock options exercised in fiscal 2004 by the Named Executive Officers and the intrinsic value of all stock options held by the Named Executive Officers at the end of fiscal 2004, measured by the difference between $2.84 per share, which was the closing price for our Class A common stock as quoted on AMEX on the last day of fiscal 2004, and the exercise price for each outstanding option.

			Number of Shares
			Underlying Unexercised		Value of Unexercised
	Shares		Options at Fiscal		In-the-Money Options at
	Acquired	Value	Year-End (#)		Fiscal Year-End($)
	on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gerald J. Yakatan, Ph.D.	—	—	1,475,643	63,357	$1,620,004	$81,161
James E. Berg	8,000	11,840	447,321	51,679	516,244	61,780
J. David Hansen	—	—	405,321	41,679	425,662	51,180
Gregory P. Hanson, CMA	—	—	498,069	41,679	643,472	51,180
Jagadish Sircar, Ph.D.	—	—	134,511	59,087	133,732	79,188

Employment Contracts and Change-in-Control Arrangements

      In September 2004, we entered into Retention Agreements with each of the Named Executive Officers, excluding Dr. Yakatan, and four other key employees of the Company. The Retention Agreements provide certain severance benefits to each respective employee if his or her employment is terminated following a “change of control” (as defined) of the Company. These severance benefits will be paid only if: (i) the change of control occurs prior to September 30, 2005, (ii) the termination of employment occurs within 12 months following the change of control, and (iii) the termination was without “cause” or was a “resignation for good reason” (as such terms are defined). If these conditions are met for a given employee, he or she will receive severance payments equal to twelve months of base salary, plus an amount equal to the aggregate bonus payment(s) received by such employee in the Company’s preceding fiscal year. Based on current and historical compensation levels as of the record date, the Company could be required to pay the Named Executive Officers up to approximately $1.4 million under these agreements following a change in control. Additionally, employees who are a party to these agreements will have the ability to extend the exercise period of outstanding stock option awards, such that they will remain exercisable for 12 months from the date of termination.

      On November 29, 2001, the Board of Directors approved an at-will employment agreement with Dr. Yakatan, our Chief Executive Officer. In fiscal 2005, the Compensation Committee approved a 7% increase in Dr. Yakatan’s base salary, bringing his annual base salary to $476,000. Pursuant to his employment agreement, if Dr. Yakatan’s employment is terminated without cause at any time, he is entitled to receive 12 months’ severance pay and accelerated vesting of all stock options granted after the date of the agreement. Dr. Yakatan’s employment agreement also provides that in the event of a change in control of the Company, all stock option awards granted after the date of the agreement will accelerate and become fully exercisable. If Dr. Yakatan is terminated within 12 months following a change in control, he is entitled to receive 12 months’ severance pay.

      Prior to March 2002, stock option awards granted pursuant to the Company’s 1998 and 2000 stock option plans provided that the exercisability of all such options will accelerate in the event of a change in control of the Company, as defined, unless substitute awards are granted or outstanding awards are assumed by the acquiring entity. In March 2002, the Compensation Committee recommended, and the Board approved, a revised form of stock option agreement for future use with these plans. The new form of stock option agreement provides that all future stock option awards under these plans will become fully exercisable immediately upon a change in control of the Company.

      Additionally, if the 2005 Equity Incentive Plan is approved at the annual meeting, plan participants may be entitled to certain benefits on a change in control of the Company, as described above in Proposal No. 2 under the caption, “Merger or Change in Control.”

Compensation Committee, Interlocks and Insider Participation

      During fiscal 2004, the Company’s Compensation Committee consisted of Dr. Carlo, and Messrs. Glavin, Mathews and Oberkfell. No member of the Compensation Committee was, at any time during fiscal 2004, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and any other entities involving our executive officers and Board members who serve as executive officers or Board members of such entities.

Stock Performance Graph

      The graph below compares the cumulative total shareholder return on our Class A common stock from September 30, 1999, to September 30, 2004, with the cumulative total return of the Russell 2000 Index and the Nasdaq Pharmaceutical Index over the same period. This comparison of five-year cumulative total returns assumes that $100 was invested in our Class A common stock and in each index on September 30, 1999. The total return for our Class A common stock and the indices used assumes the reinvestment of all dividends. No dividends were declared on our Class A common stock during this period.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG AVANIR PHARMACEUTICALS, RUSSELL 2000
AND THE NASDAQ PHARMACEUTICAL INDEX

Cumulative Total Return

	9/99	9/00	9/01	9/02	9/03	9/04

Avanir Pharmaceuticals(1)	$100	$2,912	$1,031	$409	$555	$1,010
Russell 2000 Index	$100	$123	$97	$88	$120	$143
NASDAQ Pharmaceutical Index	$100	$211	$137	$93	$146	$147

(1)	On April 6, 2000, our common stock began trading on The American Stock Exchange under the symbol AVN. Prior to that, our common stock traded on the OTC Bulletin Board and Nasdaq National Market.

Equity Compensation Plan Information

      The following table sets forth certain information, as of September 30, 2004, regarding the Company’s 1994, 1998 and 2000 Stock Option Plans, 2003 Equity Incentive Plan, as well as other stock options and warrants previously issued by the Company as compensation for services.

			Number of securities
			remaining available for
		Weighted-average	future issuance under
	Number of securities to be	exercise price of	equity compensation
	issued upon exercise of	outstanding	plans (excluding
	outstanding options,	options, warrants	securities reflected in
Plan category	warrants and rights	and rights	first column)

Equity compensation plans approved by security holders	5,253,593	$1.95	525,004
Equity compensation plans not approved by security holders	—	$—	2,500,000

Total	5,253,593	$1.95	3,025,004

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Avanir specifically incorporates it by reference into a filing.

      The Compensation Committee is responsible for developing and periodically reviewing compensation policies and practices applicable to the Company’s executive officers, including the criteria upon which executive compensation is determined and the components of compensation, including base salary, variable compensation, incentive or equity-based compensation, and other benefits. The Committee reviews and approves corporate goals and objectives relevant to the Chief Executive Officer (“CEO”) compensation, and evaluates and tracks the CEO’s performance in light of these goals and objectives through the fiscal year. The Committee takes into consideration the CEO’s performance and his pay relative to other CEO’s in the industry and fixes the CEO’s compensation level based on this evaluation. The Committee also determines the compensation levels for the other executive officers. The Committee oversees the CEO’s employment agreement and the administration of the Company’s stock option and equity incentive plans. The Committee evaluates at least annually the performance of the Committee and the adequacy of directors’ fees and the composition of such fees. The Committee may seek the advice of independent consultants and counsel in carrying out its responsibilities.

Compensation Philosophy

      Our philosophy in setting compensation policies for executive officers is intended to maximize shareholder value over time. The Compensation Committee sets compensation policies applicable to the Company’s executive officers, including the CEO, and evaluates the performance of such officers. The Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and accomplishments that increase shareholder value. To emphasize the Committee’s views, it adopted the following guidelines as a foundation for decisions that affect the levels of compensation:

•	provide a competitive total compensation package that enables the Company to attract and retain key executive talent;

•	align all pay programs with the Company’s annual goals and long-term business strategies and objectives; and

•	provide variable compensation opportunities that are directly linked to the performance of the officers and their impact on improving shareholder value.

Components of Executive Compensation

      The Committee focuses primarily on the following three components in forming the total compensation package for its executive officers: base salary, annual incentive bonus, and long-term incentives. The Committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options and other equity awards aligns the objectives of management with those of our shareholders with respect to long-term performance and success.

Change in Performance Evaluation Policy in Fiscal 2004

      The Committee changed its performance evaluation from a calendar-year basis to a fiscal-year basis and now measures performance at the end of each fiscal year. As a result of the change in timing for the review of compensation decisions, there were no changes in salary for any of the executive officers and only a modest issuance of stock options in fiscal 2004. Although the Compensation Committee had not, as of the date of this report, awarded bonuses to the Named Executive Officers for their performance in fiscal 2004, the Committee intends to do so in the second quarter of fiscal 2005 following a comprehensive review of individual and overall performance in the prior year.

Base Salary and Variable Compensation for Fiscal 2005

      The Committee intends to compensate the Company’s executive officers, including the CEO, competitively within the biotechnology industry. The goal of the Committee in fiscal 2005 is to maintain the level of cash compensation of the Company’s executive officers at or near the mid-point of pay for similar positions at other biotechnology companies in our geographic area. In order to evaluate the Company’s competitive position in the biotech industry, the Committee reviewed and analyzed the compensation packages, including base salary and variable compensation levels, shown in two compensation surveys that set forth summaries of compensation levels for executives at other biotechnology companies in the Southern California area. The Committee also considered comparative data compiled by an outside compensation consultant. Following the review of this data and consultation with the outside compensation consultant, the Committee unanimously agreed that the Company should strive to maintain executive compensation levels at or near the mid-point of similar positions at other companies.

      Additionally, the Committee evaluated the levels of performance of each executive officer for fiscal year 2004. Based on the foregoing, the Committee increased Dr. Yakatan’s annualized base salary from $445,000 to $476,000, or approximately 7%, which became effective on October 1, 2004. With regard to the other executive officers, the Committee in the first quarter of fiscal 2005 increased the average base salaries by approximately 5.1%.

Stock Options for Fiscal 2005

      The Committee continues to rely on stock option grants to retain and motivate executives and key employees, while at the same time aligning their interests with those of the Company’s shareholders. The Committee believes that option grants are instrumental in motivating employees to meet the Company’s future goals. By tying individual compensation to stock performance, we are able to reward our executive officers in an amount that is proportionate with any increase in shareholder value. The outside compensation consultant’s evaluation indicates that Avanir stands well below other biotech companies when comparing the three-year average annual dilution factor due to the granting of options, which averaged 1.1% at Avanir, compared to peer companies that averaged 3.5% at the 25th percentile and 4.2% at the 50th percentile.

      The Committee is responsible for determining the number of options to be granted to each of the executive officers, when the grants should be made, and the exercise price per share. Option grants for fiscal 2004 performance were not made until early in fiscal year 2005.

      With regard to Dr. Yakatan’s performance, the Committee took into consideration the successful completion of the second pivotal Phase III clinical trial of Neurodex for the treatment of pseudobulbar affect in patients with multiple sclerosis; work to prepare for the Phase III clinical trial of Neurodex in the treatment of neuropathic pain; approval of an application for marketing approval of docosanol 10% cream in Europe, along with marketing agreements in Sweden, Norway, Denmark, and Finland; progression of preclinical work on the unique atherosclerosis compound which promotes reverse cholesterol transport; as well as the progression of a MIF preclinical compound for the treatment of inflammatory disorders. Based on Dr. Yakatan’s leadership and performance, the Company made significant advances in its research and development and commercialization programs, and the Committee awarded him options to purchase 200,000 shares of Class A common stock at $3.46 per share. The option grant for Dr. Yakatan’s performance for fiscal 2004 was issued after the close of the fiscal year in keeping with the change in the performance measurement period mentioned earlier. See “Summary Compensation Table” for option grants to all Named Executive Officers.

January 9, 2005

Submitted by the Compensation Committee of
the Board of Directors

Harold F. Oberkfell, Chairman
Dennis J. Carlo, Ph.D.
James B. Glavin
Charles A. Mathews

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Avanir specifically incorporates it by reference into a filing.

      The Audit Committee evaluates auditor performance, manages relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal control systems. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board of Directors, a copy of which is available on the Company’s website at www.avanir.com. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership set forth in the listing standards provided by AMEX and the SEC.

      Other than Mr. Austin, the Audit Committee members are not professional accountants or auditors. The members’ functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters.

      The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2004. This review included a discussion of the quality and the acceptability of the Company’s financial reporting, including the nature and extent of disclosures in the financial statements and the accompanying notes.

      The Audit Committee also reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under the standard of the Public Company Accounting Oversight Board (United States) and the Securities and Exchange Commission, including Statement on Auditing Standards No. 61 and S-X Rule 2-07. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Statement No. 1.

      In addition to the matters specified above, the Audit Committee discussed with the Company’s independent auditors the overall scope, plans and estimated costs of their audit. The Committee met with the independent auditors periodically, with and without management present, to discuss the results of the independent auditors’ examinations, the overall quality of the Company’s financial reporting and the independent auditors’ reviews of the quarterly financial statements, and drafts of the quarterly and annual reports. The Audit Committee conducted five meetings with management and the independent auditors in fiscal 2004.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2004.

January 9, 2005

Submitted by the Audit Committee of
the Board of Directors

Stephen G. Austin, Chairman
James B. Glavin
Charles A. Mathews
Kenneth E. Olson

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In August 2000, the Company entered into an agreement with IriSys Research & Development, LLC (“IriSys”) to sublicense the exclusive worldwide rights to a patented drug combination, Neurodex, to treat multiple central nervous system disorders. The license agreement, which was reviewed by an independent consulting firm on behalf of the Board before it was executed, requires no upfront payments to IriSys for a given indication before we complete all the clinical development phases to confirm the compound’s efficacy for that indication. The Company is required to make milestone payments to IriSys for each indication if the FDA accepts the submission of a new drug application and if the FDA approves the new drug application for marketing. The Company will also be required to pay a royalty to IriSys based on a percent of sales revenue. Dr. Yakatan, the Company’s president and chief executive officer, is a founder, chairman and the majority shareholder of IriSys. The Company believes that the terms of the license agreement with IriSys are no less favorable to the Company than those that could have been obtained from an unrelated party.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports furnished to the Company, all executive officers, directors and greater-than-10% shareholders were in compliance with all applicable Section 16(a) filing requirements in fiscal 2004.

OTHER BUSINESS

      We know of no other matters to be submitted to a vote of shareholders at the annual meeting. If any other matter is properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at the annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our bylaws.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be included in next year’s annual meeting proxy materials must be received by the Secretary of the Company no later than October 7, 2005 (the “Proxy Deadline”). The form and substance of these proposals must satisfy the requirements established by the Company’s bylaws and the SEC.

      Additionally, shareholders who intend to present a shareholder proposal at the 2006 annual meeting must provide the Secretary of the Company with written notice of the proposal between 90 and 120 days prior to the date of the annual meeting, provided, however, that if the 2006 annual meeting date is before February 15 or after April 16, then shareholders must provide notice within time periods specified in our bylaws. Notice must be tendered in the proper form prescribed by our bylaws. Proposals not meeting the requirements set forth in our bylaws will not be entertained at the meeting.

      Additionally, any director candidate who wishes to be considered by the Corporate Governance Committee, the committee that recommends a slate of nominees to the Board for election at each annual meeting, must provide the Secretary of the Company with a completed and signed biographical questionnaire on or before the Proxy Deadline. Shareholders can obtain a copy of this questionnaire from the Secretary of the Company upon written request. The Corporate Governance Committee is not required to consider director candidates received after this date, or without the required questionnaire. The Corporate Governance Committee will consider all director candidates who comply with these requirements and will evaluate these candidates using the criteria described above under the caption, “Nomination of Directors.” Director candidates who are then approved by the Board will be included in the Company’s proxy statement for that annual meeting.

ANNUAL REPORT

      Our annual report to shareholders for the fiscal year ended September 30, 2004, including audited financial statements, accompanies this proxy statement. Copies of our Annual Report on Form 10-K for fiscal 2004 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov. The Company may satisfy SEC rules regarding delivery of proxy statements and annual reports by delivering a single proxy statement and annual report to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only one proxy statement and annual report to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a shareholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record shareholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact the Company’s investor relations department at 11388 Sorrento Valley Road, San Diego, California 92121 or by telephone at (858) 622-5202. If your stock is held through a brokerage firm or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact your brokerage firm or bank.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY.

ANNEX A

2005 Equity Incentive Plan

of
Avanir Pharmaceuticals

1.	Purpose of this Plan.

      The purpose of this 2005 Equity Incentive Plan is to retain and motivate executives, employees and directors while at the same time aligning their interests with those of the Company’s shareholders.

2.	Definitions and Rules of Interpretation.

      2.1     Definitions.

      This Plan uses the following defined terms:

(a) “Administrator” means the Board or the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan, but only to the extent of such delegation of authority.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the issuance or transfer of Awards or Award Shares.

(d) “Award” means a Stock Award (e.g. restricted stock unit award), SAR, Cash Award, or Option granted in accordance with the terms of this Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or purchased under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 17.

(h) “Board” means the Board of Directors of the Company.

(i) “Cash Award” means the right to receive cash as described in Section 8.3.

(j) “Change in Control” means any transaction or event that the Board specifies as a Change in Control under Section 10.4.

(k) “Code” means the Internal Revenue Code of 1986.

(l) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(m) “Company” means Avanir Pharmaceuticals, a California corporation.

(n) “Company Director” means a member of the Board.

(o) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(p) “Director” means a member of the Board of Directors of the Company or an Affiliate.

(q) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 10.5.

(r) “Domestic Relations Order” means a “domestic relations order” as defined in, and otherwise meeting the requirements of, Section 414(p) of the Code, except that reference to a “plan” in that definition shall be to this Plan.

(s) “Effective Date” means the later of the date on which this Plan is approved by the Company’s shareholders and the date on which this Plan is approved by the Board.

(t) “Employee” means a regular employee of the Company or an Affiliate, including an officer or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 10. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(u) “Exchange Act” means the Securities Exchange Act of 1934.

(v) “Executive” means, if the Company has any class of any equity security registered under Section 12 of the Exchange Act, an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate. If the Company does not have any class of any equity security registered under Section 12 of the Exchange Act, “Executive” means any (i) Director, (ii) officer elected or appointed by the Board, or (iii) beneficial owner of more than 10% of any class of the Company’s equity securities.

(w) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award, disregarding the effect of an Awardee’s Termination or any other event that would shorten the life of the Award.

(x) “Fair Market Value” means the value of Shares as determined under Section 18.2.

(y) “Fundamental Transaction” means any transaction or event described in Section 10.3.

(z) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(ab) “Non-statutory Option” means any Option other than an Incentive Stock Option.

(ac) “Non-Employee Director” means any person who is a member of the Board but is not an Employee of the Company or any Affiliate of the Company and has not been an Employee of the Company or any Affiliate of the Company at any time during the preceding twelve months. Service as a Director does not in itself constitute employment for purposes of this definition.

(ad) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (A) at the time an Award is granted or (B) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and

(iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an Affiliate or individual business unit.

(ae) “Officer” means an officer of the Company as defined in Rule 16a-1 adopted under the Exchange Act.

(af) “Option” means a right to purchase Shares of the Company granted under this Plan.

(ag) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(ah) “Option Shares” means Shares covered by an outstanding Option or purchased under an Option.

(ai) “Plan” means this 2005 Equity Incentive Plan of Avanir Pharmaceuticals.

(aj) “Purchase Price” means the price payable under a Stock Award for Shares, not including any amount payable in respect of withholding or other taxes.

(ak) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(al) “SAR” or “Stock Appreciation Right” means a right to receive cash based on a change in the Fair Market Value of a specific number of Shares pursuant to an Award Agreement, as described in Section 8.1.

(am) “Securities Act” means the Securities Act of 1933.

(an) “Share” means a share of the Class A common stock of the Company or other securities substituted for the Class A common stock under Section 10.

(ao) “Stock Award” means an offer by the Company to sell shares subject to certain restrictions pursuant to the Award Agreement as described in Section 8.2 or, as determined by the Committee, a notional account representing the right to be paid an amount based on Shares.

(ap) “Substitute Award” means a Substitute Option, Substitute SAR or Substitute Stock Award granted in accordance with the terms of this Plan.

(aq) “Substitute Option” means an Option granted in substitution for, or upon the conversion of, an option granted by another entity to purchase equity securities in the granting entity.

(ar) “Substitute SAR” means a SAR granted in substitution for, or upon the conversion of, a stock appreciation right granted by another entity with respect to equity securities in the granting entity.

(as) “Substitute Stock Award” means a Stock Award granted in substitution for, or upon the conversion of, a stock award granted by another entity to purchase equity securities in the granting entity.

(at) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. However, unless so determined by the Administrator, or otherwise provided in this Plan, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

      2.2     Rules of Interpretation.

      Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Effective Date and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan.

      3.1     Number of Award Shares.

      Subject to the provisions of Section 10.2 of this Plan, the maximum aggregate number of Shares that may be sold under the Plan is 2,000,000 Shares, plus an annual increase on the first day of each of the Company’s fiscal years beginning in fiscal 2006 equal to the lesser of (a) 1% of the Shares outstanding on the last day of the immediately preceding fiscal year, (b) 1,300,000 Shares, or (c) such lesser number of Shares as the Board shall determine. Additionally, the maximum number of Shares that may be issued under this Plan pursuant to Stock Awards shall not exceed 15% of the aggregate Shares reserved for issuance under the Plan. The number of Shares initially reserved for issuance over the term of this Plan shall be increased by those Shares that are restored pursuant to the decision of the Board or Committee pursuant to Section 6.4(a) to deliver only such Shares as are necessary to award the net Share appreciation. Except as required by applicable law, Shares issuable pursuant to outstanding Awards shall not reduce the number of Shares reserved for issuance under this Plan until the earlier of the date such Shares are vested pursuant to the terms of the applicable Award or the actual date of delivery of the Shares to the Awardee. Also, if an Award later terminates or expires without having been exercised in full, the maximum number of shares that may be issued under this Plan shall be increased by the number of Shares that were covered by, but not purchased under, that Award. By contrast, the repurchase of Shares by the Company shall not increase the maximum number of Shares that may be issued under this Plan.

      3.2     Source of Shares.

      Award Shares may be Shares that have never been issued or Shares that are outstanding and are acquired to discharge the Company’s obligation to deliver Award Shares.

      3.3     Term of this Plan.

      (a) This Plan shall be effective on, and Awards may be granted under this Plan on and after the Effective Date.

      (b) Subject to the provisions of Section 14, Awards may be granted under this Plan for a period of ten years from the earlier of the date on which the Board approves this Plan and the date the Company’s shareholders approve this Plan. Accordingly, Awards may not be granted under this Plan after the ten-year anniversary of the earlier of those dates.

4.	Administration.

      4.1     General.

      (a) The Board shall have ultimate responsibility for administering this Plan. The Board may delegate certain of its responsibilities to a Committee, which shall consist of at least two members of the Board. The Board or the Committee may further delegate its responsibilities to any Employee of the Company or any Affiliate. Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator, but only to the extent of the authority delegated by the Board or the Committee to that Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only within the guidelines established by the Board or Committee. Moreover, all actions and determinations by any Administrator are subject to the provisions of this Plan.

      (b) The Committee shall consist of Company Directors who are “Non-Employee Directors” as defined in Rule 16b-3 and, after the expiration of any transition period permitted by Treasury Regulations Section 1.162-27(h)(3), who are “outside directors” as defined in Section 162(m) of the Code.

      4.2     Authority of the Board or the Committee.

      Subject to the other provisions of this Plan, the Board or the Committee shall have the authority to:

(a) grant Awards, including Substitute Awards;

(b) determine the Fair Market Value of Shares as set forth in Section 18.2;

(c) determine the Option Price and the Purchase Price of Awards;

(d) select the Awardees;

(e) determine the times Awards are granted;

(f) determine the number of Shares subject to each Award;

(g) determine the methods of payment that may be used to purchase Award Shares;

(h) determine the methods of payment that may be used to satisfy withholding tax obligations;

(i) determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised, whether and under what conditions an Award is assignable, and whether an Option is a Non-statutory Option or an Incentive Stock Option;

(j) modify or amend any Award;

(k) authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) interpret this Plan and any Award Agreement or document related to this Plan;

(n) correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) adopt, amend, and revoke special rules and procedures which may be inconsistent with the terms of this Plan, set forth (if the Administrator so chooses) in sub-plans regarding (for example) the operation and administration of this Plan and the terms of Awards, if and to the extent necessary or useful to accommodate non-U.S. Applicable Laws and practices as they apply to Awards and Award Shares held by, or granted or issued to, persons working or resident outside of the United States or employed by Affiliates incorporated outside the United States;

(q) determine whether a transaction or event should be treated as a Change in Control, a Divestiture or neither;

(r) determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change in Control or a Divestiture, then the effect of that Change in Control or Divestiture; and

(s) make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

      4.3     Scope of Discretion.

      Subject to the provisions of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion. Those decisions will be final, binding and conclusive. In making its decisions, the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. Notwithstanding anything herein to the contrary, and except as provided in Section 14.3, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards.

      5.1     Eligible Individuals.

      Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate. However, Incentive Stock Options may only be granted to Employees, as provided in Section 7(g).

      5.2     Section 162(m) Limitation.

      (a) Options and SARs. Subject to the provisions of this Section 5.2, for so long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (i) no Employee may be granted one or more SARs and Options within any fiscal year of the Company under this Plan to purchase more than 500,000 Shares under Options or to receive compensation calculated with reference to more than that number of Shares under SARs, subject to adjustment pursuant to Section 10, (ii) Options and SARs may be granted to an Executive only by the Committee (and, notwithstanding anything to the contrary in Section 4.1(a), not by the Board). If an Option or SAR is cancelled without being exercised or if the Option Price of an Option is reduced, that cancelled or repriced Option or SAR shall continue to be counted against the limit on Awards that my be granted to any individual under this Section 5.2. Notwithstanding the foregoing, a new Employee of the Company or an Affiliate shall be eligible to receive up to a maximum of 1,000,000 Shares under Options in the calendar year which they commence employment, or such compensation calculated with reference to such number of Shares under SARs, subject to adjustment pursuant to Section 10.

      (b) Cash Awards and Stock Awards. Any Cash Award or Stock Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions. The Committee shall have the discretion to determine the time and manner of compliance with Section 162(m) of the Code.

6.	Terms and Conditions of Options.

      6.1     Price.

      No Option may have an Option Price less than the greater of (i) 100% of the Fair Market Value of the Shares on the Grant Date or (ii) the par value of the Shares, if any, on the Grant Date. The Option Price of an Incentive Stock Option shall also be subject to Section 7(f).

      6.2     Term.

      No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date. Additional provisions regarding the term of Incentive Stock Options are provided in Sections 7(a) and 7(e).

      6.3     Vesting.

      Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Optionee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. Additional provisions regarding the vesting of Incentive Stock Options are provided in Section 7(c). No Option granted to an individual who is subject to the overtime pay provisions of the Fair Labor Standards Act may be exercised before the expiration of six months after the Grant Date.

      6.4     Form and Method of Payment.

      (a) The Board or Committee shall determine the acceptable form and method of payment for exercising an Option. So long as variable accounting pursuant to “APB 25” does not apply and the Board or Committee otherwise determines there is no material adverse accounting consequence at the time of exercise, the Board or Committee may require the delivery in Shares for the value of the net appreciation of the Shares at the time of exercise over the exercise price. The difference between full number of Shares covered by the exercised portion of the Award and the number of Shares actually delivered shall be restored to the amount of Shares reserved for issuance under Section 3.1.

      (b) Acceptable forms of payment for all Option Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

      (c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) are “mature” shares for purposes of avoiding variable accounting treatment under generally accepted accounting principles (generally mature shares are those that have been owned by the Optionee for more than six months on the date of surrender), and (B) have in the aggregate a Fair Market Value on the date of surrender at least equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, consideration received by the Company under a procedure under which a licensed broker-dealer advances funds on behalf of an Optionee or sells Option Shares on behalf of an Optionee (a “Cashless Exercise Procedure”), provided that if the Company extends or arranges for the extension of credit to an Optionee under any Cashless Exercise Procedure, no Officer or Director may participate in that Cashless Exercise Procedure;

(iii) cancellation of any debt owed by the Company or any Affiliate to the Optionee by the Company including without limitation waiver of compensation due or accrued for services previously rendered to the Company; and

(iv) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

      (d) The Administrator may also permit any other form or method of payment for Option Shares permitted by Applicable Law.

      6.5     Nonassignability of Options.

      Except as determined by the Administrator and as otherwise permitted by this Section 6.5, no Option shall be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. Options may be transferred and exercised in accordance with a Domestic Relations Order and may be exercised by a guardian or conservator appointed to act for the Optionee. Incentive Stock Options may only be assigned in compliance with Section 7(h).

      6.6     Substitute Options.

      The Board may cause the Company to grant Substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger, tender offer, or other similar transaction) or of all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Substitute Options may be Non-statutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, Substitute Options shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 10)

Substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price determined by the Board.

      6.7     Repricings.

      Options may not be repriced, replaced or regranted through cancellation or modification without shareholder approval.

7.	Incentive Stock Options.

      The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Optionee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Non-statutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c) Options intended to be incentive stock options under Section 422 of the Code that are granted to any single Optionee under all incentive stock option plans of the Company and its Affiliates, including incentive stock options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the grant dates of the options) during any calendar year. For this purpose, an option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the administrator of that option plan specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as Non-statutory Options. The stock options or portions of stock options to be reclassified as Non-statutory Options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated at the time of grant in the Option Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Shareholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Shareholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees. If an Optionee changes status from an Employee to a Consultant, that Optionee’s Incentive Stock Options become Non-statutory Options if not exercised within the time period described in Section 7(i) (determined by treating that change in status as a Termination solely for purposes of this Section 7(g)).

(h) No rights under an Incentive Stock Option may be transferred by the Optionee, other than by will or the laws of descent and distribution. During the life of the Optionee, an Incentive Stock Option may be exercised only by the Optionee. The Company’s compliance with a Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Optionee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Non-statutory Option if it remains exercisable after, and is not exercised within, the three-month period beginning with the Optionee’s Termination for any reason other than the Optionee’s death or disability (as defined in Section 22(e) of the Code). In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, and is not exercised within, the three month period after the Optionee’s Termination provided it is exercised before the Expiration Date. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Non-statutory Option if it remains exercisable after, and is not exercised within, one year after the Optionee’s Termination.

(j) An Incentive Stock Option may only be modified by the Board.

8.	Stock Appreciation Rights, Stock Awards and Cash Awards.

      8.1     Stock Appreciation Rights.

      (a) General. SARs may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. The Administrator may grant SARs to eligible participants subject to terms and conditions not inconsistent with this Plan and determined by the Administrator. The specific terms and conditions applicable to the Awardee shall be provided for in the Award Agreement. SARs shall be exercisable, in whole or in part, at such times as the Administrator shall specify in the Award Agreement. The grant or vesting of a SAR may be made contingent on the achievement of Objectively Determinable Performance Conditions.

      (b) Exercise of SARs. Upon the exercise of an SAR, in whole or in part, an Awardee shall be entitled to a payment in an amount equal to the excess of the Fair Market Value of a fixed number of Shares covered by the exercised portion of the SAR on the date of exercise, over the Fair Market Value of the Shares covered by the exercised portion of the SAR on the Grant Date. The amount due to the Awardee upon the exercise of a SAR shall be paid in Shares over the period or periods specified in the Award Agreement. An Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a SAR, on an aggregate basis or as to any Awardee. A SAR shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Award Agreement from the person entitled to exercise the SAR. If a SAR has been granted in tandem with an Option, upon the exercise of the SAR, the number of shares that may be purchased pursuant to the Option shall be reduced by the number of shares with respect to which the SAR is exercised.

      (c) Nonassignability of SARs. Except as determined by the Administrator, no SAR shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution, provided, however, that SARs may be transferred and exercised in accordance with a Domestic Relations Order.

      (d) Substitute SARs. The Board may cause the Company to grant Substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective on the effective date of the acquisition. Unless and to the extent specified otherwise by the Board, Substitute SARs shall have the same terms and conditions as the options they replace, except that (subject to the provisions of Section 9) Substitute SARs shall be exercisable with respect to the Fair Market Value of Shares rather than equity securities of the granting entity and shall be on terms that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution.

      (e) Repricings. A SAR may not be repriced, replaced or regranted, through cancellation or modification without shareholder approval.

      8.2     Stock Awards.

      (a) General. The specific terms and conditions of a Stock Award applicable to the Awardee shall be provided for in the Award Agreement. The Award Agreement shall state the number of Shares that the Awardee shall be entitled to receive or purchase, the terms and conditions on which the Shares shall vest, the price to be paid, whether Shares are to be delivered at the time of grant or at some deferred date specified in the Award Agreement (e.g. a restricted stock unit award agreement), whether the Award is payable solely in Shares, cash or either and, if applicable, the time within which the Awardee must accept such offer. The offer shall be accepted by execution of the Award Agreement. The Administrator may require that all Shares subject to a right of repurchase or risk of forfeiture be held in escrow until such repurchase right or risk of forfeiture lapses. The grant or vesting of a Stock Award may be made contingent on the achievement of Objectively Determinable Performance Conditions.

      (b) Right of Repurchase. If so provided in the Award Agreement, Award Shares acquired pursuant to a Stock Award may be subject to repurchase by the Company or an Affiliate if not vested in accordance with the Award Agreement.

      (c) Form of Payment. The Administrator shall determine the acceptable form and method of payment for exercising a Stock Award. Acceptable forms of payment for all Award Shares are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. sub-plans. In addition, the Administrator may permit payment to be made by any of the methods permitted with respect to the exercise of Options pursuant to Section 6.4.

      (d) Nonassignability of Stock Awards. Except as determined by the Administrator, no Stock Award shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution, provided, however, that Stock Awards may be transferred and exercised in accordance with a Domestic Relations Order.

      (e) Substitute Stock Award. The Board may cause the Company to grant Substitute Stock Awards in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, Substitute Stock Awards shall have the same terms and conditions as the stock awards they replace, except that (subject to the provisions of Section 10) Substitute Stock Awards shall be Stock Awards to purchase Shares rather than equity securities of the granting entity and shall have a Purchase Price that, as determined by the Board in its sole and absolute discretion, properly reflects the substitution. Any such Substituted Stock Award shall be effective on the effective date of the acquisition.

      8.3     Cash Awards.

      Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Awardee, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award.

9.	Exercise of Awards.

      9.1     In General.

      An Award shall be exercisable in accordance with this Plan and the Award Agreement under which it is granted.

      9.2     Time of Exercise.

      Options and Stock Awards shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or Stock Award, (b) full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option or Stock Award is being exercised, and (c) with respect to Non-statutory Options, payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. An Award may not be exercised for a fraction of a Share. SARs shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the SAR.

      9.3     Issuance of Award Shares.

      The Company shall issue Award Shares in the name of the person properly exercising the Award. If the Awardee so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after an Award is exercised or after the Grant Date of a Stock Award, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock register of the Company or its transfer agent, the Awardee will not have the rights of a shareholder with respect to those Award Shares, even though the Awardee has completed all the steps necessary to exercise the Award. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 10.

      9.4     Termination.

      (a) In General. Except as provided in an Award Agreement or in writing by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 9.4(b), (c), (d) and (e) after an Awardee’s Termination, the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

      (b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Award may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by an authorized representative of the Company with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, unless otherwise determined by the Administrator with respect to an approved personal or medical leave with employment guaranteed upon return.

      (c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to all Awards other than Incentive Stock Options and as defined by Section 422(e) of the Code with respect to Incentive Stock Options), all Awards of that Awardee to the extent exercisable at the date of that Termination may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, an Award may be exercised as provided in Section 17. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s Termination shall not cause the Termination to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

      (d) Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 10.3 or 10.4 with respect to the Awardee’s Awards.

      (e) Administrator Discretion. Notwithstanding the provisions of Section 9.4 (a)-(d), the Plan Administrator shall have complete discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to:

(i) Extend the period of time for which the Award is to remain exercisable, following the Awardee’s Termination, from the limited exercise period otherwise in effect for that Award to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the Expiration Date; and/or

(ii) Permit the Award to be exercised, during the applicable post-Termination exercise period, not only with respect to the number of vested Shares for which such Award may be exercisable at the time of the Awardee’s Termination but also with respect to one or more additional installments in which the Awardee would have vested had the Awardee not been subject to Termination.

      (f) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (A) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (B) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or Applicable Law relating to the election, appointment, term of office, or removal of a Director.

10.	Certain Transactions and Events.

      10.1     In General.

      Except as provided in this Section 10, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change in control, issuance by the Company of shares of any class of securities or securities convertible into shares of any class of securities, exchange or conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 10. Additional provisions with respect to the foregoing transactions are set forth in Section 14.3.

      10.2     Changes in Capital Structure.

      In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, extraordinary cash or other property dividend or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change in Control), the Board shall make whatever adjustments it concludes are appropriate to: (a) the number and type of Awards that may be granted under this Plan, (b) the number and type of Options that may be granted to any individual under this Plan, (c) the terms of any SAR, (d) the Purchase Price of any Stock Award, (e) the Option Price and number and class of securities issuable under each outstanding Option, and (f) the repurchase price of any securities substituted for Award Shares that are subject to repurchase rights. The specific adjustments shall be determined by the Board. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded down to the next lower whole security. The Board need not adopt the same rules for each Award or each Awardee.

      10.3     Fundamental Transactions.

      Except for grants to Non-Employee Directors pursuant to Section 11 herein, in the event of (a) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the shareholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption shall be binding on all Participants), (b) a merger in which the Company is the surviving corporation but after which the shareholders of the Company immediately prior to such merger (other than any shareholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (c) the sale of all or substantially all of the assets of the Company, or (d) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction (each, a “Fundamental Transaction”), any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement shall be binding on all participants under this Plan. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to participants as was provided to shareholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares held by the participants, substantially similar shares or other property subject to repurchase restrictions no less favorable to the participant. In the event such successor corporation (if any) does not assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 10.3, the vesting with respect to such Awards shall fully and immediately accelerate or the repurchase rights of the Company shall fully and immediately terminate, as the case may be, so that the Awards may be exercised or the repurchase rights shall terminate before, or otherwise in connection with the closing or completion of the

Fundamental Transaction or event, but then terminate. Notwithstanding anything in this Plan to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Award Shares subject to vesting or right of repurchase shall accelerate or lapse, as the case may be, upon a transaction described in this Section 10.3. If the Committee exercises such discretion with respect to Options, such Options shall become exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Options are not exercised prior to the consummation of the Fundamental Transaction, they shall terminate at such time as determined by the Committee. Subject to any greater rights granted to participants under the foregoing provisions of this Section 10.3, in the event of the occurrence of any Fundamental Transaction, any outstanding Awards shall be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

      10.4     Changes of Control.

      The Board may also, but need not, specify that other transactions or events constitute a “Change in Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 50% or more of the total combined voting power or value of the Company, or (b) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change in Control, notwithstanding any other provision of this Plan, the Board may, but need not, take any one or more of the actions described in Section 10.3. In addition, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything in this Plan to the contrary, in the event of an involuntary Termination of services for any reason other than death, disability or Cause, within 18 months following the consummation of a Fundamental Transaction or Change in Control, any Awards, assumed or substituted in a Fundamental Transaction or Change in Control, that are subject to vesting conditions and/or the right of repurchase in favor of the Company or a successor entity, shall accelerate fully so that such Award Shares are immediately exercisable upon Termination or, if subject to the right of repurchase in favor of the Company, such repurchase rights shall lapse as of the date of Termination. Such Awards shall be exercisable for a period of three months following termination.

      10.5     Divestiture.

      If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may, but need not, take one or more of the actions described in Section 10.3 or 10.4 with respect to Awards of Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or Awardee.

      10.6     Dissolution.

      If the Company adopts a plan of dissolution, the Board may cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee. Notwithstanding anything herein to the contrary, in the event of a dissolution of the Company, to the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the dissolution.

      10.7     Cut-Back to Preserve Benefits.

      If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event set forth in this Section 10 would be greater if one or more of those steps were not taken or payments were not made with respect to that Awardee’s Awards or Award Shares, then, at the election of the Awardee, to such extent, one or more of those steps shall not be taken and payments shall not be made.

11.	Non-Employee Director Awards.

      11.1     Non-Employee Director Awards.

      (a) General. Except as otherwise determined by the Committee, Non-Employee Directors will automatically receive Options as set forth below.

(i) Non-Employee Directors initially elected to the Board on or after the Effective Date will, at that time, automatically receive an Option to purchase 25,000 Shares at a price equal to 100% the Fair Market Value on the Grant Date, such Option to have a ten-year term and to vest and become exercisable with respect to one-third of the underlying Shares on the first anniversary of the Grant Date and then with respect to one-twelfth of the underlying shares quarterly thereafter.

(ii) Immediately following each annual meeting of shareholders held on or after the Effective Date, Non-Employee Directors who have then served on the Board for at least six months will automatically receive an Option to purchase 10,000 Shares at a price equal to 100% the Fair Market Value on the Grant Date, such Option to have a ten-year term and to be fully vested and exercisable on the Grant Date.

      (b) Termination of Service. The following provisions shall govern the exercise of any Awards granted pursuant to Section 11.1 held by the Awardee at the time the Awardee ceases to serve as a Non-Employee Director, Employee or Consultant:

(i) In General. Except as otherwise provided in Section 10.3, after cessation of service (the “Cessation Date”), the Awardee’s Awards shall be exercisable to the extent (but only to the extent) they are vested on the Cessation Date and only during the one year after such Cessation Date, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Award within the time specified for exercise, the Award shall automatically terminate.

(ii) Death or Disability. If an Awardee’s cessation of service is due to death or disability (as determined by the Board), all Awards of that Awardee, to the extent exercisable upon such Cessation Date, may be exercised for one year after the Cessation Date, but in no event after the Expiration Date. In the case of a cessation of service due to death, an Award may be exercised as provided in Section 16. In the case of a cessation of service due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise the Award on behalf of the Awardee. Death or disability occurring after an Awardee’s cessation of service shall not cause the cessation of service to be treated as having occurred due to death or disability. To the extent an Award is not so exercised within the time specified for its exercise, the Award shall automatically terminate.

      (c) Board Discretion. The Awards under this Section 11.1 are not intended as the exclusive Awards that may be made to Non-Employee Directors under this Plan. The Board may, in its discretion, amend the Plan with respect to the terms of the Awards herein, may add or substitute other Awards or may temporarily or permanently suspend Awards hereunder, all without approval of the Company’s shareholders.

      11.2     Certain Transactions and Events.

      (a) In the event of a Fundamental Transaction while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Fundamental Transaction, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Immediately following the consummation of the Fundamental Transaction, each Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or Affiliate thereof).

      (b) In the event of a Change in Control while the Awardee remains a Non-Employee Director, the Shares at the time subject to each outstanding Option held by such Awardee pursuant to Section 11, but not otherwise vested, shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the Shares as fully vested Shares and may be exercised for any or all of those vested Shares. Each such Option shall remain exercisable for such fully vested Shares until the expiration or sooner termination of the Option term in connection with a Change in Control.

      (c) Each Option which is assumed in connection with a Fundamental Transaction shall be appropriately adjusted, immediately after such Fundamental Transaction, to apply to the number and class of securities which would have been issuable to the Awardee in consummation of such Fundamental Transaction had the Option been exercised immediately prior to such Fundamental Transaction. Appropriate adjustments shall also be made to the Option Price payable per share under each outstanding Option, provided the aggregate Option Price payable for such securities shall remain the same. To the extent the actual holders of the Company’s outstanding Class A common stock receive cash consideration for their Class A common stock in consummation of the Fundamental Transaction, the successor corporation may, in connection with the assumption of the outstanding Options granted pursuant to Section 11, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Class A common stock in such Fundamental Transaction.

      (d) The grant of Options pursuant to Section 11 shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      (e) The remaining terms of each Option granted pursuant to Section 11 shall, as applicable, be the same as terms in effect for Awards granted under this Plan, provided that the provisions of Section 9.4 and Section 10 shall not apply to Options granted pursuant to Section 11.

      11.3     Limited Transferability of Options.

      Each Option granted pursuant to Section 11 may be assigned in whole or in part during the Awardee’s lifetime to one or more members of the Awardee’s family or to a trust established exclusively for one or more such family members or to an entity in which the Awardee is majority owner or to the Awardee’s former spouse, to the extent such assignment is in connection with the Awardee’s estate or financial plan or pursuant to a Domestic Relations Order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the Option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Administrator may deem appropriate. The Awardee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Options under Section 11, and those Options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Awardee’s death while holding those Options. Such beneficiary or beneficiaries shall take the transferred Options subject to all the terms and conditions of the applicable Award Agreement evidencing each such transferred Option, including (without limitation) the limited time period during which the Option may be exercised following the Awardee’s death.

12.	Withholding and Tax Reporting.

      12.1     Tax Withholding Alternatives.

      (a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to deliver Award Shares or release Award Shares from an escrow or permit a transfer of Award Shares until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

      (b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator, in its sole discretion, may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates.

      12.2     Reporting of Dispositions.

      Any holder of Option Shares acquired under an Incentive Stock Option shall promptly notify the Administrator, following such procedures as the Administrator may require, of the sale or other disposition of any of those Option Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

13.	Compliance with Law.

      The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law, including all applicable securities laws. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Thus, for example, Awards may not be exercised unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

14.	Amendment or Termination of this Plan or Outstanding Awards.

      14.1     Amendment and Termination.

      Subject to the provisions of Section 14.2, the Board may at any time amend, suspend, or terminate this Plan.

      14.2     Shareholder Approval.

      The Company shall obtain the approval of the Company’s shareholders for any amendment to this Plan if shareholder approval is necessary to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s shareholders approve any other amendments to this Plan.

      14.3     Effect.

      No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. Notwithstanding anything herein to the contrary, no such consent shall be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, this Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 10, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Awardees into consideration in acting under the preceding sentence. Those decisions shall be final, binding and conclusive. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination of Award Shares issued under such Awards even if those Award Shares are issued after the termination.

15.	Reserved Rights.

      15.1     Nonexclusivity of this Plan.

      This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans.

      15.2     Unfunded Plan.

      This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligations shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligations.

16.	Special Arrangements Regarding Award Shares.

      16.1     Escrow of Stock Certificates.

      To enforce any restrictions on Award Shares, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates.

      16.2     Repurchase Rights.

      (a) General. If a Stock Award is subject to vesting conditions, the Company shall have the right, during the seven months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination. The repurchase price shall be determined by the Administrator in accordance with this Section 16.2 which shall be either (i) the Purchase Price for the Award Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares for which the record date precedes the repurchase) or (ii) the lower of (A) the Purchase Price for the Shares or (B) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash. The Company may assign this right of repurchase.

      (b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 16.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 16.2 for exercising its repurchase rights in order to exercise such rights.

17.	Beneficiaries.

      An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the

Award or, if there is none, the person entitled to exercise the Option under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

18.	Miscellaneous.

      18.1     Governing Law.

      This Plan, the Award Agreements and all other agreements entered into under this Plan, and all actions taken under this Plan or in connection with Awards or Award Shares, shall be governed by the laws of the State of California.

      18.2     Determination of Value.

      Fair Market Value shall be determined as follows:

(a) Listed Stock. If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported in The Wall Street Journal or a similar publication. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If no sales are reported as having occurred during the five trading days before the Value Date, Fair Market Value shall be the closing bid for Shares on the Value Date. If Shares are listed on multiple exchanges or systems, Fair Market Value shall be based on sales or bid prices on the primary exchange or system on which Shares are traded or quoted.

(b) Stock Quoted by Securities Dealer. If Shares are regularly quoted by a recognized securities dealer but selling prices are not reported on any established stock exchange or quoted on a national market system, Fair Market Value shall be the mean between the high bid and low asked prices on the Value Date. If no prices are quoted for the Value Date, Fair Market Value shall be the mean between the high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted.

(c) No Established Market. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Administrator (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith. The Administrator will consider the following factors, and any others it considers significant, in determining Fair Market Value: (i) the price at which other securities of the Company have been issued to purchasers other than Employees, Directors, or Consultants, (ii) the Company’s shareholder’s equity, prospective earning power, dividend-paying capacity, and non-operating assets, if any, and (iii) any other relevant factors, including the economic outlook for the Company and the Company’s industry, the Company’s position in that industry, the Company’s goodwill and other intellectual property, and the values of securities of other businesses in the same industry.

      18.3     Reservation of Shares.

      During the term of this Plan, the Company shall at all times reserve and keep available such number of Shares as are still issuable under this Plan.

      18.4     Electronic Communications.

      Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator.

      18.5     Notices.

      Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 18.4, communicated electronically), shall be addressed to the Secretary of the Company, and shall only be effective when received by the Secretary of the Company.

ANNEX B

AVANIR PHARMACEUTICALS

CORPORATE GOVERNANCE COMMITTEE CHARTER
(adopted on May 3, 2004)

      I.     Purpose

      The purpose of the Corporate Governance Committee (“Committee”) is to ensure that the Board of Directors (“Board”) is appropriately constituted to meet its fiduciary obligations to the shareholders and the Company. To accomplish this purpose, the Committee develops and implements policies and processes regarding corporate governance matters, assesses Board membership needs and makes recommendations regarding potential director candidates to the Board of Directors.

      II.     Responsibilities

      A.     Board and Committee Matters.

      1.     Evaluate the current composition, organization and governance of the Board and its Committees, determine future requirements and make recommendations to the Board for approval.

      2.     Determine desired board skills and attributes and conduct searches for prospective Board members whose skills and attributes reflect those desired.

      3.     Conduct an annual performance evaluation of the Board, as a whole, including conducting surveys of director observations, suggestions and preferences.

      4.     Evaluate and make recommendations to the Board concerning (a) the appointment of directors to Board committees, (b) the selection of committee chairpersons, and (c) the Board’s annual slate for the election of directors.

      5.     Consider shareholder nominees for election to the Board.

      6.     Evaluate and recommend termination of membership of individual directors in accordance with the Board’s corporate governance principles for cause or for other appropriate reasons.

      7.     Evaluate and consider matters relating to the qualification, tenure and retirement of Directors.

      B.     Corporate Code of Conduct.

      1.     Evaluate the Company’s current Code of Conduct and propose any revisions to the Board for approval.

      2.     Meet periodically with the Company’s Compliance Officer to evaluate the adequacy and efficiency of the Company’s Code of Conduct, including review of any violations of the Code of Conduct.

      C.     Conflicts and Other Directorships.

      1.     Review other directorships and consulting agreements of Board members for conflicts of interest. All members of the Board are required to report other directorships and consulting agreements to the Chairperson of the Committee.

      2.     Clear actual and potential conflicts of interest a Board member may have and issue to a Board member having an actual or potential conflict of interest advice on how to conduct him/herself in matters before the Board which may pertain to such a conflict.

      3.     Review all proposed transactions between the Company and any of its officers or directors or an entity affiliated with the Company’s officers or directors.

B-1

      D.     Shareholders Rights.

      1.     Review periodically the Articles of Incorporation of the Company and recommend to the Board changes thereto in respect of good corporate governance and fostering shareholders rights.

      2.     Review the procedures and communication plans for shareholder meetings so that required information on the Company is adequately presented and that the meeting promotes effective communication between the Company and its shareholders.

      E.     General.

      1.     The Committee shall meet without representatives of management unless it requests the attendance of any officer or other employee at any of its meetings.

      2.     The Committee shall cause minutes of all of its meetings to be prepared, submitted to the Board and filed in the Minute Books of the Company.

      3.     The Committee shall have the authority to retain the services of one or more advisors, consultants or attorneys, which may be the Company’s in-house or outside counsel, to assist the Committee in discharging its responsibilities under this Charter.

      4.     Take such other actions regarding the manner of governance of the Company, including the adoption of principles of corporate governance, from time to time that are in the best interests of the Company and its shareholders, as the Committee shall deem appropriate.

      III.     Membership and Organization

      The Committee shall be comprised of no fewer than three members. All members of the Committee shall be independent directors.

*     *     *

B-2

ANNEX C

CERTIFICATE OF AMENDMENT

OF
RESTATED ARTICLES OF INCORPORATION, AS AMENDED
OF
AVANIR PHARMACEUTICALS

Gerald J. Yakatan and Gregory P. Hanson hereby certify that:

      1.     They are the President and Chief Executive Officer and the Vice President, Chief Financial Officer and Secretary, respectively, of AVANIR Pharmaceuticals, a California corporation (the “Corporation”).

      2.     Article 3.1 of the Restated Articles of Incorporation of the Corporation, as amended to the date of the filing of this certificate, is amended to read in full as follows:

“This Corporation is authorized to issue two classes of shares, designated respectively Class A Common Stock (the “COMMON STOCK”), and Preferred Stock (the “PREFERRED STOCK”). The authorized number of shares of Common Stock is two hundred million (200,000,000). The authorized number of shares of Preferred Stock is ten million (10,000,000). Upon the amendment of this Article to read as herein set forth, (the “Effective Time”), each [2 to 5*] outstanding shares of Class A Common Stock of the Corporation shall be combined and converted automatically into one (1) share of Class A Common Stock. In lieu of any fractional shares to which a holder would be otherwise entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of one share (post-reverse-split), as determined by the Board of Directors of the Corporation.”

      3. This Certificate of Amendment has been duly approved by the Board of Directors of the Corporation.

      4. The foregoing Amendment to the Restated Articles of Incorporation, as amended, has been duly approved by the required vote of the shareholders in accordance with Sections 902 and 903 of the Corporations Code. The outstanding shares of the Corporation consist of shares of Common Stock and no shares of Preferred Stock. The number of shares of each class voting in favor of the amendments equaled or exceeded the vote required. The percentage vote required for the approval of the amendments was more than 50 percent of each class entitled to vote.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Executed this day of                     at San Diego, California.

Gerald J. Yakatan, Ph.D.
President and Chief Executive Officer

Gregory P. Hanson, CMA
Vice President, Chief Financial Officer and Secretary

*	The ratio for the reverse stock split will be selected by the Board of Directors in its sole discretion and will be within the stated range of 1-for-2 to 1-for-5, as approved by the Company’s shareholders and as described in the accompanying proxy statement. Four different versions of this form of Certificate of Amendment will be presented for approval at the annual meeting, with each version containing a different split ratio within the stated range.

C-1

AVANIR PHARMACEUTICALS

11388 Sorrento Valley Road
San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Gerald J. Yakatan. Ph.D. and Gregory P. Hanson, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of AVANIR Pharmaceuticals to be held at the Company’s Conference Center at 11404 Sorrento Valley Road, San Diego, California 92121, on Thursday, March 17, 2005, at 10:00 a.m., local time, and at any adjournments thereof, and to vote as designated.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted FOR the proposals and nominees described in the enclosed proxy statement and in the discretion of the proxy holders on all other matters that may come before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued and to be signed on the reverse side)

Proposal 1	Elect Directors to Class I

	o	For All Nominees	o	Withhold Authority For All Nominees	o	For All Except (see instructions below)

	Class I Nominees:		Stephen G. Austin, CPA Dennis Podlesak Paul G. Thomas

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the name(s) for which you wish to withhold authority below.

Proposal 2	Approve 2005 Equity Incentive Plan

	o	Vote For	o	Vote Against	o	Abstain

Proposal 3	Approve Reverse Stock Split Within Stated Range

	o	Vote For	o	Vote Against	o	Abstain

Proposal 4	Ratify Deloitte & Touche LLP as independent auditors

	o	Vote For	o	Vote Against	o	Abstain

and to vote on such other business as may properly come before the meeting

Date:

Signature of Shareholder(s)	Signature of Shareholder(s)

This proxy must be signed exactly as the name appears herein. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING